UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Axon Enterprise, Inc.
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AXON ENTERPRISE, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
[•], 2019

To Our Shareholders:
A Special Meeting of Shareholders (the “Special Meeting”) of Axon Enterprise, Inc. (the “Company” or “Axon”) will be held at [•] (local time) on [•], 2019 at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255. At the Special Meeting, you will be asked to consider and approve the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the "2019 Plan").

After careful consideration, on December 19, 2018, the Board of Directors of the Company (the “Board”) unanimously approved the 2019 Plan.

The Board recommends that Axon shareholders vote “FOR” the 2019 Plan.

Axon will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Only holders of the Company’s common stock at the close of business on [•] are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. A list of shareholders entitled to vote at the Special Meeting will be available for examination by shareholders at the time and place of the Special Meeting and during ordinary business hours, for a period of ten days prior to the Special Meeting, at the principal executive offices of the Company at the address listed above.
Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instruction on how to vote your shares, please refer to the section entitled “General Information about the Special Meeting of Shareholders” and the instructions on your proxy card or the voting instruction card you receive from your broker, bank or other intermediary. Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.

If you have any questions concerning the 2019 Plan or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Axon, please contact Axon’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue
New York, NY 10022
Stockholders Call Toll Free: (888) 750-5834
International Callers: +1 (412) 232-3651

Thank you for your ongoing support of Axon.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
Scottsdale, Arizona
[•]

AXON ENTERPRISE, INC.

PROXY STATEMENT FOR 2019 SPECIAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
Why am I receiving these proxy materials?
Our Board of Directors (the “Board” ) has provided you this proxy statement and accompanying proxy card in connection with the Board of Directors’ solicitation of proxies for use at the Special Meeting, which will take place at [•] local time on [•], 2019 at the Company's headquarters located at 17800 North 85th Street, Scottsdale, AZ 85255 (the "Special Meeting"). This proxy statement describes the matter on which you, as a shareholder, are entitled to vote. It also gives you information on this matter so that you can make an informed decision. This proxy statement is first being made available or sent to shareholders on or about [•]. If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Special Meeting. Copies of the proxy materials are also available for viewing at the investor relations page of the Company’s website at http://investor.axon.com.
What proposal will be voted on at the Special Meeting and how does the Board of Directors recommend I vote?
Shareholders will vote on the proposal to approve the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “2019 Plan”). No shares of stock may be issued under the 2019 Plan absent shareholder approval at the Special Meeting.

The Board recommends that Axon shareholders vote “FOR” the 2019 Plan.

Shareholders will also vote on the transaction of any other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof. To the maximum extent allowed by the SEC’s proxy rules, the proxy holders will vote your shares in such other matters as they determine in their discretion.
Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
The Company’s principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona 85255. The Company’s main telephone number is (800) 978-2737.
Who may vote at the Special Meeting?
As of [•] (the “Record Date”), there were [•] shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter that may properly come before the Special Meeting. Only shareholders as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Special Meeting.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 1

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Financial Solutions, Inc., you are considered the shareholder of record with respect to those shares, and the proxy statement and proxy card were sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy statement and proxy card were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account.
How do I vote?
There are four ways to vote:
: Via the Internet. You may vote via the Internet by following the instructions on your enclosed proxy card.
( By telephone. You may vote by telephone by following the instructions on the enclosed proxy card.
, By mail. You may vote by signing, dating and returning the enclosed proxy card in the envelope provided.
I In person. If you are a shareholder of record, you may vote in person at the Special Meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will provide shareholders of record a ballot at the Special Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares.
What constitutes a quorum in order to hold and transact business at the Special Meeting?
Under Delaware law and the Company’s bylaws, the holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, at a meeting constitutes a quorum. Abstentions, but not broker non-votes, will be counted as present to determine whether a quorum has been established. Once a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the Special Meeting may be adjourned until a quorum is obtained.
How are proxies voted?
All valid proxies received prior to the Special Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.
What happens if I do not give specific voting instructions?
Shareholder of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 2

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on the proposal with respect to your shares. This is generally referred to as a “broker non-vote.”

Is this proposal considered “routine” or “non-routine”?
The proposal to approve the 2019 Plan is considered “non-routine.” A broker or other nominee cannot vote without specific instructions from the beneficial owner on non-routine matters, and therefore we anticipate there will be broker non-votes in connection with this proposal.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 17800 North 85th Street, Scottsdale, Arizona 85255, a written notice of revocation prior to the Special Meeting.

What is the voting requirement to approve the proposal?
Assuming the existence of a quorum at the Special Meeting, the proposal to approve the 2019 Plan requires the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal, in person or by proxy at the Special Meeting.

What if I don’t vote? What if I abstain? How are broker non-votes counted?
If you have not provided directions to your broker, you are strongly encouraged to vote your shares and exercise your right to vote as a stockholder. Abstentions and broker non-votes are generally not considered votes cast and will have no effect on the proposal to approve the 2019 Plan.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation.
Who will serve as the inspector of election?
The inspector of election will be Broadridge Financial Solutions, Inc.
Where can I find the voting results of the Special Meeting?
The final voting results will be tallied by the inspector of election and, within four business days after the Special Meeting, the Company expects to report the final results on Form 8-K with the SEC.

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Who will pay the cost of soliciting proxies?
The Company will bear the cost of solicitation of proxies for the Special Meeting. Our Board is soliciting your proxy on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. They will not receive any additional compensation for these activities. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed of $35,000, plus reimbursement of reasonable expenses, and we have agreed to indemnify Innisfree M&A Incorporated against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Who can help answer my other questions?
If after reading this proxy statement you have more questions about the Special Meeting or the proposal, you should contact Innisfree M&A incorporated, our proxy solicitor, at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll-Free: (888) 750-5834

If your broker holds your shares, you should also contact your broker for additional information.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 4

DIRECTOR COMPENSATION
Members of the Board who are employees of the Company are not separately compensated for serving on the Board. Board compensation is reviewed periodically by the Company's Compensation Committee. In March of 2017, the Company retained Compensia Inc. to assist the Compensation Committee with reviewing peer group data and updating the Company's Board compensation. As a result of this analysis, the Compensation Committee approved updated compensation plans bringing the Company's total Board compensation levels in line with the median level of its peer group. Non-employee directors of the Company are paid $9,000 per quarter in cash and are eligible to receive an annual grant of restricted stock units (“RSUs”) covering shares of the Company’s stock with a grant date fair value equal to $160,000 vesting in equal annual installments over three years. New Board members are eligible to receive an initial grant of RSUs with a grant date fair value equal to $160,000 in their first year of service vesting in equal annual installments over four years. The Chairman of the Board receives an additional $5,000 in cash per quarter and RSUs of the Company’s stock with a grant date fair value equal to $20,000 vesting over one year. Board members that provide any special Board advisory consultations in their official capacity as a Board member (other than Board and committee meetings) are paid compensation at the rate of $2,500 per day or $1,250 per half day, with no pay for travel days. All directors are reimbursed for reasonable expense incurred in connection with their attendance at meetings.
In addition, Board members serving on committees in either the chairman or member capacity earn extra fees as summarized in the following table:

Committee	Quarterly Chairman Fee	Quarterly Member Fee
Audit	$5,000	$2,500
Compensation	2,500	1,500
Nominating and Corporate Governance	2,250	1,250
Litigation	1,500	750
Merger and Acquisition	2,500	1,500
Science and Medical	6,000	2,500
Technology	2,500	1,500
The annual RSU awards typically are granted on the date of the Company’s annual shareholder’s meeting. Directors have the option of deferring all or a portion of their cash compensation into a non-qualified deferred compensation plan.
The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2) (3)	Total ($)
Michael Garnreiter	$83,000	$225,000	$—	$308,000
Hadi Partovi	51,750	160,000	—	211,750
Mark W. Kroll	53,500	160,000	100,000	313,500
Judy Martz (4)	28,250	160,000	—	188,250
Richard H. Carmona	55,500	160,000	—	215,500
Bret Taylor	40,000	160,000	—	200,000
Matthew McBrady	52,250	160,000	—	212,250
Julie Cullivan	23,000	160,000	—	183,000

(1)
Amounts in this column represent the aggregate grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC Topic 718). The fair value of each RSU is the closing price of our common stock on the date of grant. Each non-employee director with the exception of Ms. Cullivan

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 5

received an award of 6,403 RSUs on May 25, 2017. The awards vest in three equal installments on May 25, 2018, 2019 and 2020. Ms. Cullivan received an initial grant of 6,302 RSUs in conjunction with her appointment to the Board of Directors on July 19, 2017. The award vests in three equal installments on July 19, 2018, 2019, and 2020. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
The following table shows equity-based awards granted in 2017, as well as the aggregate number of outstanding RSUs and options outstanding as of December 31, 2017. Prior to 2012, when the Company transitioned to the use of RSUs, non-employee directors received grants of options to acquire common stock under certain of the Company’s stock compensation plans.

	2017 Stock-based Awards			As of December 31, 2017
Name	Restricted Stock Units Granted	Grant Date	Approximate Grant Date Fair Value ($)	Aggregate Restricted Stock Units Outstanding	Aggregate Options Outstanding
Michael Garnreiter	9,292	Various (5)	$225,000	12,537	—
Hadi Partovi	6,403	5/25/2017	160,000	9,648	44,171
Mark W. Kroll	6,403	5/25/2017	160,000	9,648	—
Richard H. Carmona	6,403	5/25/2017	160,000	9,648	82,747
Bret Taylor	6,403	5/25/2017	160,000	11,496	—
Matthew McBrady	6,403	5/25/2017	160,000	9,636	—
Julie Cullivan	6,302	7/19/2017	160,000	6,302	—

(2)	Other compensation for Dr. Kroll represents fees for consulting services provided.

(3)
Non-employee directors have the option of participating in the non-qualified deferred compensation plan through which participants may elect to postpone the receipt and taxation of a portion of their compensation. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The Company does not make discretionary payments to the plan. There were no above-market returns for participants in the plan. Dr. Kroll participates in the Company's deferred compensation plan, and elected to defer $53,500 of earned compensation into the plan during the year ended December 31, 2017.

(4)	Ms. Martz did not stand for re-election and left the Board effective as of the 2017 Annual Meeting. Amounts represent fees paid to Ms. Martz for meetings attended through May 2017.

(5)
Mr. Garnreiter received two stock grants on March 7, 2017. One grant for 2,000 shares and one for 889 shares each vesting on March 7, 2018. The Compensation Committee approved a grant of 2,000 shares to Mr. Garnreiter for additional services rendered in connection with the CFO transition plan and interviewing of new candidates, as well as a grant of 889 shares for additional services rendered in lieu of the Company appointing an independent director. Additionally, he received an annual board of director grant of 6,403 shares on May 25, 2017, vesting in three equal installments on May 25, 2018, 2019 and 2020.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 6

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY
The following table sets forth information, as of December 13, 2018, with respect to beneficial ownership of the Company’s common stock by each current director or nominee for director, by each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K)(the “NEOs”), by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed. As of December 13, 2018, except as set forth below, there were no shares currently pledged by any NEO or director.

Name of Beneficial Owner (1)	Shares Owned	Shares Acquirable Within 60 Days (2)	Total Beneficial Ownership	Percent of Class (3)
BlackRock, Inc. (4)	8,539,258	—	8,539,258	14.5%
Vanguard (5)	6,084,404	—	6,084,404	10.3
Janus Henderson Group plc llc (6)	3,641,527	—	3,641,527	6.2
Abdiel Capital Advisors, LP (7)	3,092,945	—	3,092,945	5.3

Patrick W. Smith	578,602	218,397	796,999	1.4
Hadi Partovi	330,133	—	330,133	*
Richard H. Carmona	62,590	68,877	131,467	*
Mark W. Kroll	14,160	—	14,160	*
Michael Garnreiter	28,204	—	28,204	*
Bret S. Taylor	14,414	—	14,414	*
Matthew R. McBrady	4,289	—	4,289	*
Julie Cullivan	—	—	—	*

Douglas E. Klint (8)	78,218	—	78,218	*
Jawad A. Ahsan	14,148	—	14,148	*
Luke S. Larson	6,820	—	6,820
Joshua M. Isner	801	—	801	*

All directors and executive officers as a group (12 persons)	1,132,379	287,274	1,419,653	2.4%
* Less than 1%

(1)	Except as noted in Notes 4, 5, 6, and 7 below, the address of each of the persons listed is c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.

(2)	Reflects the number of shares that could be purchased by exercise of options exercisable at December 13, 2018, or options vesting within 60 days thereafter under the Company’s stock incentive plans.

(3)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group has the right to acquire within 60 days of December 13, 2018, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G filed on January 19, 2018 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, New York 10055, and indicates it has sole voting power with respect to 8,423,173 shares of the Company's common stock, shared voting power with respect to no shares of the Company's

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 7

common stock, sole dispositive power with respect to 8,539,258 shares of the Company's common stock, and shared dispositive power with respect to no shares of the Company's common stock..

(5)
Represents shares of the Company's common stock beneficially owned as of July 10, 2018, based on the Schedule 13G/A filed on July 10, 2018 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates it has sole voting power with respect to 108,275 shares of the Company's common stock, shared voting power with respect to 8,801 shares of the Company's common stock, sole dispositive power with respect to 5,971,527 shares of the Company's common stock, and shared dispositive power with respect to 112,877 shares of the Company's common stock.

(6)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G filed on February 12, 2018 by Janus Henderson Group, PLC. In such filing, Janus Henderson Group plc llc lists its address as 201 Bishopsgate EC2M 3AE, United Kingdom, and indicates it has sole voting power with respect to no shares of the Company's common stock, shared voting power with respect to 3,641,527 shares of the Company's common stock, sole dispositive power with respect to no shares of the Company's common stock, and shared dispositive power with respect to 3,641,527 shares of the Company's common stock.

(7)
Represents shares of the Company's common stock beneficially owned as of December 31, 2017, based on the Schedule 13G/A filed on January 31, 2018 by Abdiel Qualified Master Fund L.P., Abdiel Capital L.P., Abdiel Capital Management LLC, and Colin T. Moran. Abdiel Capital Management, LLC and Abdiel Capital Advisors, LP serve as the general partner and the investment manager, respectively, of Abdiel Qualified Master Fund, LP and Abdiel Capital, LP. Colin T. Moran serves as managing member of Abdiel Capital Management, LLC and Abdiel Capital Partners, LLC, which serves as the general partner of Abdiel Capital Advisors, LP. In such filing, Abdiel Qualified Master Fund L.P., Abdiel Capital L.P., Abdiel Capital Management LLC, and Colin T. Moran do not list specific addresses but provide citizenship or place of organization as being in the Cayman Islands, Delaware, or the United States, and indicates the group has aggregate sole voting power with respect to no shares of the Company's common stock, shared voting power with respect to 3,092,945 shares of the Company's common stock, sole dispositive power with respect to no shares of the Company's common stock, and shared dispositive power with respect to 3,092,945 shares of the Company's common stock.

(8)	Mr. Klint resigned from his positions as EVP and General Counsel, effective August 20, 2018. Mr. Klint is still the Corporate Secretary of the Company.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and provide context for the material elements of the disclosure which follows in this proxy statement with respect to the compensation of our named executive officers (“NEOs”).
Processes and Procedures for Considering and Determining Executive Compensation
The Compensation Committee (in this section, the “Committee”) assists the Board of Directors (“Board”) in addressing matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee is currently composed of three independent directors: Hadi Partovi (Chairman), Matthew McBrady, and Michael Garnreiter. The Committee makes the sole decision regarding compensation for the Chief Executive Officer and each NEO.
The Committee met five times in 2017. All Committee members were present for each meeting.
Two members of management, Patrick W. Smith, CEO, and Luke Larson, President, attended portions of the meetings. The agendas for these meetings were determined by the Committee members prior to the meetings. The Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, materials may include:

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•	Financial reports;

•	Reports on levels of achievement of corporate performance objectives;

•
Schedules setting forth the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the NEOs pursuant to employment, severance and change of control agreements;

•	Summaries which show the NEOs’ total accumulated stock awards and stock option holdings;

•	Information regarding compensation paid by comparable companies identified in executive compensation surveys; and

•	Reports from Compensation Committee consultants.
The Committee’s primarily responsibilities are to:

•
Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate the performance of the NEOs in light of these goals and objectives and determine and approve the compensation level of NEOs based on that evaluation;

•
Evaluate and establish the incentive components of the CEO’s compensation and related bonus awards, taking into account the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the services rendered by the CEO and the awards given to the CEO in past years;

•	Review and approve the design of the compensation and benefit plans that pertain to the CEO and other NEOs who report directly to the CEO;

•	Administer equity-based plans, including stock incentive plans;

•	Approve the material terms of all employment, severance and change of control agreements for NEOs;

•	Retain compensation consultants and advisors as necessary, or appropriate, on an advisory basis to establish comparator groups, benchmarking and targets for compensation related matters;

•	Recommend to the Board the compensation for Board members, such as retainers, committee fees, chairman fees, stock awards and other similar items;

•	Provide oversight regarding the Company’s benefit and other welfare plans, policies and arrangements;

•	Form and delegate authority to subcommittees when appropriate; and

•	Approve the Compensation Committee report to be included in the Company’s SEC filings.
The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The full text of the Compensation Committee charter is available on our website at http://investor.axon.com/corporate-governance.
Role of Management and Consultants in Determining Executive Compensation
Our executive management supports the Committee in carrying out its responsibilities by preliminarily outlining compensation levels for NEOs, administering our benefit and other welfare plans and providing data to the Committee for analysis. Annually, compensation is initially proposed by the CEO for each executive (excluding the CEO), consisting of base salary, annual and long-term performance-based compensation and long-term equity compensation, which is then provided to the Committee for review and approval.
Our Committee has sole authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants and advisors, and such consultants and advisors report directly to the Committee. In 2014, the Committee retained compensation consulting firm, Aon Hewitt, who provided research, data analyses, benchmarking and design expertise in developing and structuring compensation programs for its executives. The Company continued to utilize that information as the core of its compensation structures, and engaged Compensia, Inc. to provide consulting services in the design of its 2017 and 2018 executive compensation plans.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 9

Peer Comparator Group
The scope of Aon Hewitt’s review in 2014 included determining an appropriate comparator group to compare the Company’s executive compensation to, based primarily on the following criteria: Industry and Global Industry Classification code, revenue, EBITDA, market capitalization, and number of employees. Aon Hewitt selected companies in both manufacturing and technology to match the evolving nature of the Company’s business. Companies selected typically had annual sales between $60 million and $250 million, with market capitalization of $450 million to $2.5 billion. Total employees of the comparator companies were targeted at between 300 and 700. In addition to the comparator group, Aon Hewitt gathered benchmark data for the Committee’s review from the manufacturing and technology industries with similar revenue.

The Committee has selected the following comparator group when reviewing executive compensation:

AeroVironment, Inc.	IntraLinks Holdings, Inc.	SIFCO Industries Inc.
Astronics Corp.	Limelight Networks, Inc.	Smith Micro Software Inc.
CalAmp Corp.	LogMeIn, Inc.	Sparton Corp.
Carbonite, Inc.	Numerex Corp.	The KEYW Holding Corp.
CPI Aerostructures Inc.	Proofpoint, Inc.	VASCO Data Security International, Inc.
Guidance Software, Inc.	Qumu Corp.
Our Compensation Philosophy
The Committee is in place to address matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other benefit plans. The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company.
Objectives of NEO compensation include:

•	Attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success;

•	Promote a performance-oriented environment that encourages Company and individual achievement;

•	Reward NEOs for long-term strategic management and the enhancement of shareholder value;

•	Strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate and personal performance goals; and

•	Align long-term management interests with those of shareholders, including long-term at-risk pay.
Our Compensation Programs
We utilize various non-cash compensation programs, in addition to traditional cash-based compensation methods. Specifically, we have utilized stock-based awards.
The principal components of compensation in 2017 and 2018 for our NEOs (other than the CEO) consist of the following:

•	Annual salary;

•	Annual performance-based incentive plans, comprised of:

•	Commissions on sales growth and bookings; and

•
Payouts under the 2017 annual cash incentive plan based on the achievement of annual financial goals, including goals related to: consolidated revenue, Software and Sensors bookings (as defined in SEC filings), international combined bookings, operating income for the TASER Weapons segment, cumulative active booked seats, percentage of U.S. customers on a CEW service plan, and the number of new high value targets with greater than a 20 percent adoption rate;

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•
Long-term incentive equity compensation in the form of performance-based restricted stock units (“PSUs”) awarded pursuant to the TASER International, Inc. 2016 Stock Incentive Plan (the "2016 Plan"); and

•	Long-term equity compensation in the form of service-based restricted stock units (“RSUs”) awarded pursuant to the 2016 Plan.
Any decision to materially increase compensation is based upon the objectives listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and pretax earnings targets as well as specific management tasks. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other NEOs. The Board has not adopted any clawback policies, but adopted stock ownership guidelines in December 2018. Mr. Smith’s compensation for 2018, following the approval of his non-qualified stock options subject to certain milestone vesting periods at the 2018 annual meeting of shareholders (the “CEO Performance Award”), consists of an annual base salary of $24,000, consistent with the minimum wage requirements of Arizona law and the CEO Performance Award.
Benchmarking
For 2017, it was the Committee’s intent that the total compensation for our NEOs be targeted between the 50th and the 75th percentile in relation to our established comparator group. The Committee believes that targeting this range will reflect competitive market pay practices, which balances our “pay for performance” strategy with our desire to offer competitive compensation with respect to our comparator group, thus allowing us to attract and retain management talent.
The table below compares the Company’s continuing NEOs’ target total direct compensation to our comparator group:

Named Executive	2017 Total Target Direct Compensation	Comparator Group 50th Percentile (1) (2)	Comparator Group 75th Percentile (1) (2)
Patrick W. Smith	$2,054,000	$1,934,570	$3,622,450
Luke S. Larson	2,525,000	605,525	1,732,000
Jawad A. Ahsan (3)	1,850,000	980,312	2,109,137
Joshua M. Isner	1,800,000	1,120,695	1,392,165
Douglas E. Klint (4)	600,000	817,800	818,319

(1)	Amounts reported by comparator group companies was primarily derived from annual proxy statements relating to the year ended December 31, 2016.

(2)
Positions and responsibilities reported for NEOs of comparator group companies varied, with not all companies reporting data for positions similar in nature and scope to those of the Company's NEOs (other than CEO and CFO). Judgment was used in calculating comparator group information by role, using blends of reported positions and excluding certain comparator group companies from comparisons when appropriate.

(3)	Mr. Ahsan was appointed Chief Financial Officer of the Company effective April 3, 2017.

(4)	Mr. Klint resigned from his roles as Senior Vice President and General Counsel, effective August 20, 2018.

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The following table shows the composition of each NEO’s total target direct compensation for 2017:

2017	Annual Salary		Annual Target Incentive Compensation (1)		Long-term Target Incentive Compensation--PSUs (2)		Long-term Equity Compensation--RSUs (2)		Target Total Direct Compensation
Name	$	%	$	%	$	%	$	%	$
Patrick W. Smith	$350,000	17.0%	$—	—%	$1,000,000	48.7%	$704,000	34.3%	$2,054,000
Luke S. Larson	325,000	12.9	100,000	4.0	400,000	15.8	1,700,000	67.3	2,525,000
Jawad A. Ahsan	300,000	16.2	150,000	8.1	150,000	8.1	1,250,000	67.6	1,850,000
Joshua M. Isner	275,000	15.3	500,000	27.8	125,000	6.9	900,000	50.0	1,800,000
Douglas E. Klint	300,000	50.0	200,000	33.3	—	—	100,000	16.7	600,000

(1)
Presented at target levels. Actual results for 2017 exceeded targets, resulting in payouts under the annual cash incentive plan for Messrs. Larson, Ahsan and Klint in the amounts of approximately $108,000, $121,000 and $108,000, respectively. Mr. Isner earned commissions in 2017 of approximately $512,000. Mr. Ahsan's employment with the Company commenced April 3, 2017, and his annual bonus was prorated to reflect the April start date. See further discussion following under “Performance-based Incentive Plans.”

(2)	Approximate value; actual value of the PSUs and RSUs is based on the grant-date fair value.
Annual Salary
Salaries for NEOs are reviewed annually, as well as at the time of a promotion or other changes in responsibilities. Consistent with our goal for overall compensation, annual salary is targeted in the 50th to 75th percentile of compensation paid to executives with similar levels of responsibility within our comparator group. Individual executives may be paid higher or lower than this target pay at the discretion of the Committee depending on facts; such as, tenure with the Company, results of personal, department and corporate performance, complexity of the business unit managed, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our NEOs, other than the CEO, were proposed by the CEO, established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from comparator group companies.
After considering the above, the Committee left base salaries of our continuing NEOs for 2018 at 2017 levels. Mr. Smith's salary was reduced in 2018 to $24,000 pursuant to his participation in the CEO Performance Award.
Performance-Based Incentive Plans
The objective of the annual incentive payment plan and the use of equity-based awards in the form of PSUs have been to provide executives with a competitive total compensation opportunity, as well as to align executive rewards with results.
2017 Structure
The 2017 executive compensation structure included: payments under the annual cash incentive plan; PSUs that cliff vest based on three-year revenue goals; for Mr. Isner, sales-based commissions, paid quarterly; and, for Mr. Klint amounts based on the attainment of certain legal department operating metrics. Each component was designed to incentivize specific Company goals.
Payouts under the 2017 annual cash incentive plan were based on the achievement of annual financial goals, including goals related to: consolidated revenue, Software and Sensors bookings (as defined in SEC filings), international combined bookings, operating income for the TASER Weapons segment, cumulative active booked seats, percentage of U.S. customers on a CEW service plan, and the number of new high value targets with greater than a 20 percent adoption rate.The Committee believed the criteria for the annual cash incentive plan were challenging, but achievable.

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Sales commissions were earned based upon specific sales targets for each eligible NEO. Because the sales commissions are tied to metrics such as sales growth and other operating results, the Committee did not set a maximum amount that could be paid under the plans for the NEOs.

2017 Performance - Based Cash Incentive Plans Metrics
Metric	Threshold	Target	Maximum	Actual	Weight	Weighted Payout
Revenue (millions)	$290.0	$320.0	$340.0	$343.8	20%	30%
Software and Sensors Bookings (millions)	$260.0	$280.0	$300.0	$291.2	20	25
International combined bookings (millions)	$70.0	$100.0	$120.0	$72.8	20	11
TASER Weapons Segment operating income	$71.8	$75.0	$78.1	$75.9	10	12
Cumulative active booked seats (in thousands, linear payout from 0)	n/a	178.2	n/a	181.5	10	10
U.S. handle service plan percentage	25.0%	35.0%	40.0%	41.0%	10	15
Number of new high value targets	10	20	25	10.0	10	5
Actual attainment/plan payout					100%	108%

The 2017 performance-based cash incentive plan metrics were measured and paid quarterly after the Company released its quarterly earnings. The first three fiscal quarters are weighted at 15% of the annual total with the fourth quarter equaling the remaining 55%. Each metric has a threshold, target and maximum goal with corresponding base payouts of 50%, 100% and 150% of target, respectively.The weighted average payout achieved under the 2016 performance-based cash incentive plan was 123%.

Payouts under the 2017 annual cash incentive plan for Mr. Isner were primarily based on growth of the Company's revenue and bookings. For 2017, approximately $320,000 was based on the growth of total 2017 consolidated revenue as compared to 2016, $130,000 was based on the growth of 2017 international combined bookings as compared to 2016, and $50,000 based on the completion of certain leadership courses.

Of the total payouts under the 2017 annual cash incentive plan for Mr. Klint, $100,000 was based on predetermined amounts of savings against the legal budget for 2017 as compared to 2016. No amounts were earned under this plan during 2017.

For PSUs granted during 2017, 50% of the awards vest based upon the compounded annual revenue growth rates for the total Company and 50% vest based on total international bookings, both metrics as compared to target for the three-year period ending December 31, 2019. Earned PSUs cliff vest and would be released in February 2020. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, for a total of up to 200% of target. The Committee decided to introduce sales targets related to three-year growth rates to promote and reward the achievement of long-term objectives and long-term strategic planning by our NEOs. The 2019 consolidated revenue and international bookings metrics have threshold, target and maximum goals, based on compound annual growth rates, with payouts for each of these goals having payouts of 50%, 100% and 200%, respectively. If the threshold levels are not achieved, no amounts will be considered earned.
Terms and conditions of the performance-based incentive plans for NEOs are established by the Committee. The following table sets forth the target performance-based incentive compensation of our continuing NEOs for the year ended December 31, 2017.

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	Performance-based Incentive Plans - 2017 Target
Named Executive	Annual Cash Incentive	Sales Commissions	PSUs (#)	Approximate Grant Date Fair Value	Total 2017
Patrick W. Smith	$—	$—	40,032	$1,000,000	$1,000,000
Luke S. Larson	100,000	—	16,013	400,000	500,000
Jawad A. Ahsan	150,000	—	6,667	150,000	300,000
Joshua M. Isner	—	500,000	5,004	125,000	625,000
Douglas E. Klint	200,000	—	—	—	200,000
Long-Term Service-Based Equity Compensation
The Committee believes that service-based equity compensation with multi-year vesting periods ensures that our NEOs have a continuing stake in our long-term success. As such, the Committee granted RSUs, which generally vest over a three-year service period, to align our NEOs interests with those of shareholders, and to motivate our NEOs to make strategic long-term decisions.
In determining the total number of RSUs to award to each NEO, the Compensation Committee considers, among other things, the strategic objectives of the Company over the next three years, and the practice of comparator group companies. The following table sets forth the service-based RSU awards made to our continuing NEOs in February 2017.

	2017 Awards
Named Executive	Number of Service-based RSUs Awarded	Approximate Grant Date Fair Value
Patrick W. Smith	28,173	$704,000
Luke S. Larson	68,054	1,700,000
Jawad A. Ahsan	55,556	1,250,000
Joshua M. Isner	36,029	900,000
Douglas E. Klint	4,003	100,000
Other Long-Term Performance-based Equity Compensation
In addition to the PSUs granted in conjunction with the performance-based incentive plans described above, the Committee has, from time-to-time, approved performance-based equity awards to certain of our NEOs in keeping with the Committee’s goals to align the long-term interests of management with the Company’s shareholders. Generally, these awards vest upon the achievement of performance goals in the NEOs area of the business. The Committee’s intention in awarding these grants was to incentivize and reward the achievement of significant long-term strategic goals.
The following table sets forth information concerning an outstanding long-term performance-based equity compensation award.

Name	Grant Date	Options	Performance Criteria	Vesting Provisions	Vesting Status
Douglas E. Klint	12/22/2008	25,000	Complete risk management meetings with 25 top U.S. law enforcement agencies.	Fully vest in January following the fiscal year in which criteria is achieved. The performance criteria must be met prior to the option's expiration in December 2018.	These options were fully vested upon successful attainment of certain performance based criteria, which were certified by the Committee in February 2018.

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Employment Agreements and Other Arrangements
In December 2017, the Company entered into new employment agreements with Patrick W. Smith pursuant to which he agreed to continue to serve as its Chief Executive Officer, with Luke S. Larson pursuant to which he agreed to continue to serve as its President, with Joshua M. Isner pursuant to which he agreed to continue to serve as its Executive Vice President, Global Sales, and with Douglas E. Klint pursuant to which he agreed to continue to serve as its Executive Vice President, General Counsel, and Corporate Secretary. Under the new employment agreements with Mr. Smith, Mr. Larson and Mr. Klint, the notice/severance period for termination without cause was reduced from 24 months to 12 months. Mr. Smith's employment agreement terminated upon approval of the CEO Performance Award and the Company has no further obligations thereunder.
In March 2017, the Company entered into a new employment agreement with Jawad A. Ahsan pursuant to which he agreed to serve as its Chief Financial Officer.
Pursuant to the employment agreements, the Company may terminate each of these officers with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, termination for good reason, or termination due to change in control of the Company (i.e., double-trigger). Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 12 months after termination of employment. The table below depicts the severance payable to each under the conditions indicated as of December 31, 2017:

Termination
	Termination	without Cause or for	Termination due to
Name	with Cause	Good Reason	Change in Control	Death or Disability
Patrick W. Smith	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Luke S. Larson	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Jawad A. Ahsan	90 days salary	24 months salary	36 months salary	18 months salary
Joshua M. Isner	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Douglas E. Klint	Earned but unpaid salary and benefits	12 months salary	36 months salary	18 months salary
Depending upon the triggering event for termination of employment, non-vested stock options previously granted may be subject to accelerated vesting. In addition, all non-vested RSUs and PSUs may immediately vest at target levels and restrictions would lapse. Accelerated vesting conditions are as follows:

•	Termination with Cause: no accelerated vesting

•
Termination without Cause, or for Good Reason, Termination due to Death or Disability, and Termination due to Change in Control: except for Mr. Ahsan, acceleration of all awards (both performance-based and time-based). For Mr. Ahsan, in the event of termination without cause or for good reason, termination due to death or disability, and termination due to change in control, only time-based awards would accelerate.

The severance benefit amounts with respect to the above triggering events were determined based on competitive practices. The Company agreed to pay these variable amounts of compensation as severance benefits or change of control benefits in order to attract and retain NEOs.
The table below reflects the severance compensation that would be provided to each of the NEOs of the Company assuming the termination of such executive’s employment occurred on December 31, 2017.

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Named Executive Officer	Voluntary Termination By Executive	Termination with Cause	Termination without Cause or for Good Reason (1)	Change of Control (1)	Death or Disability (1)
Patrick W. Smith	$—	$—	$6,182,308	$6,882,308	$6,357,308
Luke S. Larson	—	—	4,817,732	5,467,732	4,980,232
Jawad A. Ahsan	—	73,973	2,512,081	2,812,081	2,362,081
Joshua M. Isner	—	—	2,259,003	2,809,003	2,396,503
Douglas E. Klint	—	—	1,250,606	1,850,606	1,400,606

(1)
Includes the intrinsic value of non-vested stock options which would immediately vest and become exercisable as well as the value of non-vested PSUs and RSUs which would immediately vest and restrictions would lapse.

The value of option acceleration is equal to the difference between the $26.50 closing market price of shares of the Company’s common stock on December 29, 2017 (the last trading day in fiscal 2017), and the weighted average exercise price of awards with an exercise price less than the market price times the number of share subject to such options that would accelerate.
The value of restricted stock unit acceleration is equal to the $26.50 closing market price of shares of the Company’s common stock on December 29, 2017 (the last trading day in fiscal 2017), multiplied by the number of units that would accelerate.
The following table shows the value of the accelerated vesting as described above.

Named Executive Officer	Total Time- Based Award Acceleration	Total Performance- Based Award Acceleration	Total Acceleration
Patrick W. Smith	$1,867,244	$4,406,739	$6,273,983
Luke S. Larson	2,833,434	1,806,532	4,639,966
Jawad A. Ahsan	1,912,081	836,420	2,748,501
Joshua M. Isner	1,240,360	743,643	1,984,003
Douglas E. Klint	406,856	543,750	950,606
Separation With Certain Executive Officers
In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer. In November 2016, Mr. Behrendt entered into a severance agreement whereby effective March 15, 2017, Mr. Behrendt's tenure with the Company ended. As provided in the severance agreement, Mr. Behrendt's annual salary and bonus, at target, of $325,000 and $165,000, respectively, would be payable during the one-year notice period ending March 15, 2018 as well as the one year severance period ending March 15, 2019. Additionally, all unvested service-based RSUs vested as of March 15, 2017 and certain of Mr. Behrendt's performance-based RSUs vested based on the actual performance levels achieved on the vesting dates scheduled in the original award agreements. The table below outlines the amounts paid and payable to Mr. Behrendt in accordance with his severance agreement:

Time Period	Annual Salary	Annual Target Incentive Compensation	Long-term Target Incentive Compensation--PSUs (1)	Long-term Equity Compensation--RSUs (2)	Total
Notice Period (3/15/2017 - 3/15/2018)	$325,000	$178,200	$387,031	$454,471	$1,344,702
Severance Period (3/16/2018 - 3/15/2019)	325,000	165,000	—	—	490,000
Total	$650,000	$343,200	$387,031	$454,471	$1,834,702

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(1) Represents 11,112 vested shares equaling 200% of target shares granted at 5,556 and the closing price of the Company's common stock on February 28, 2018 of $34.83. The shares were released to Mr. Behrendt on February 28, 2018 upon the achievement of specified performance criteria.
(2) Represents the total number of unvested shares as of March 15, 2017 that vested and were released in accordance with the severance agreement using the closing price of the Company's stock on March 15, 2017 of $23.01.
In June 2017, the Company entered into an employment agreement with Marcus Womack pursuant to which Mr. Womack resigned as Executive Vice President. In exchange for rendering services as an advisor, Mr. Womack is entitled to his normal salary, bonus and the vesting of certain unvested time-based and performance-based RSUs. During 2017, the Company paid Mr. Womack $467,000. In February 2018, time-based and performance based RSUs totaling 32,047 vested, with a total value recognized upon vesting of $1,116,000. Additionally, if certain contractual services are provided under the advisor arrangement, Mr. Womack could earn an additional $726,000.
In August 2017, the Company entered into a severance agreement with Marie Masenga in connection with her termination on September 1, 2017, whereby the Company agreed to pay termination benefits of approximately $46,000.
Perquisites and Other Personal Benefits
We do not provide our NEOs with significant perquisites or other benefits, except for Company matching contributions to our defined contribution benefit plans and health care benefits that are widely available to employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the NEOs.
Compensation Deductibility

In general, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Prior to the repeal of Section 162(m)’s performance-based exemption, we in general sought to structure our compensation programs in a manner intended to comply with Section 162(m), although our Compensation Committee reserved the right to provide compensation (such as base salary and service-based vesting RSUs) if, in its judgment, such payments were necessary to achieve our compensation objectives and in the best interests of the Company and its shareholders. However, despite the Compensation Committee’s efforts to structure certain compensation elements in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits and because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

Moreover, despite the availability of transition relief described above, the Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring its compensation programs. As such, the Committee has always, and continues to, reserve the right to amend arrangements that were initially intended to qualify as performance-based compensation for purposes of Section 162(m) if the Committee determines such amendments are in the best interests of the Company and its stockholders, even though such changes may cause the arrangements to fail to qualify for transition relief, resulting in a non-deductible compensation expense for the Company.

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Going forward, the Committee will continue to monitor the impact that the repeal of the performance-based pay exception to Section 162(m) will have on the Company’s compensation programs and contracts, including whether and to what extent our existing contracts and programs qualify for the transition relief described above.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our named executive officers and Board members in December 2018.  The stock ownership guidelines require that non-employee directors hold at least 8,000 shares of Company stock and that named executive officers own at least 50,000 shares of the Company’s stock. For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including Axon common stock plus vested and unvested Axon stock options and restricted stock units, including unvested performance-based restricted stock units. Executives and directors are expected to meet their ownership guidelines once they have received enough grants to add up to the required minimum.

2018 Compensation

CEO Performance Award
On May 24, 2018, Axon's shareholders approved the Board of Directors’ grant of stock options to purchase 6,365,856 shares of common stock to Patrick W. Smith. The CEO Performance Award consists of 12 vesting tranches with a vesting schedule based entirely on the attainment of both operational goals (performance conditions) and market capitalization goals (market conditions), assuming continued employment either as the CEO or as both Executive Chairman and Chief Product Officer and service through each vesting date. Each of the 12 vesting tranches of the CEO Performance Award have a 10-year contractual term and will vest upon certification by the Board of Directors that both (i) the market capitalization goal for such tranche, which begins at $2.5 billion for the first tranche and increases by increments of $1.0 billion thereafter, and (ii) any one of the following eight operational goals focused on revenue or eight operational goals focused on Adjusted EBITDA have been met for the previous four consecutive fiscal quarters.

Eight Separate Revenue Goals (1) (in thousands)	Eight Separate Adjusted EBITDA (CEO Performance Award) Goals (in thousands)
Goal #1, $710,058	Goal #9, $125,000
Goal #2, $860,058	Goal #10, $155,000
Goal #3, $1,010,058	Goal #11, $175,000
Goal #4, $1,210,058	Goal #12, $190,000
Goal #5, $1,410,058	Goal #13, $200,000
Goal #6, $1,610,058	Goal #14, $210,000
Goal #7, $1,810,058	Goal #15, $220,000
Goal #8, $2,010,058	Goal #16, $230,000
(1) In connection with the business acquisition that was completed during the three months ended June 30, 2018, the revenue goals were adjusted for the acquiree's Target Revenue, as defined in the CEO Performance Award agreement.
As of September 30, 2018, the following operational goals were considered probable of achievement:

•	Adjusted EBITDA (CEO Performance Award) of $125.0 million; and

•	Total revenue of $710.1 million

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None of the shares subject to the CEO Performance Award have vested as of September 30, 2018 (the most recent quarterly period measured) as the market capitalization goals and operational goals have not yet been achieved. The number of stock options expected to vest, based on the tranches considered probable of attainment, is 1.1 million shares. The total grant date fair value of the CEO Performance Award, including those tranches not considered probable of attainment as of September 30, 2018, was approximately $246.0 million.

The following table shows the composition of total target direct compensation for 2018 for each remaining NEO:

2018	Annual Salary (1)		Annual Target Incentive Compensation		Long-term Target Incentive Compensation--Performance-Based Equity Awards (2) (3) (4)		Long-term Equity Compensation--RSUs (2) (3)		Target Total Direct Compensation
Name	$	%	$	%	$	%	$	%	$
Luke S. Larson	325,000	26.5	150,000	12.2	600,000	49.0	150,000	12.2	1,225,000
Jawad A. Ahsan	300,000	16.7	200,000	11.1	900,000	50.0	400,000	22.2	1,800,000
Joshua M. Isner	275,000	20.0	600,000	43.6	400,000	29.1	100,000	7.3	1,375,000
Douglas E. Klint (5)	300,000	50.0	200,000	33.3	—	—	100,000	16.7	600,000

(1)	Annual salary effective January 1, 2018 for continuing NEOs.

(2)	Approximate value; actual value of the PSUs and RSUs is based on the grant-date fair value.

(3)
These RSUs and PSUs were awarded in December 2017 and although the awards are intended as 2018 compensation awards, because they were granted in 2017 they are reflected as compensation in 2017 in Summary Compensation Table.

(4)	Mr. Ahsan received an additional PSU grant of 7,239 shares on May 3, 2018.

(5)	Mr. Klint resigned from his positions as EVP and General Counsel, effective August 20, 2018.
Additionally, Mr. Ahsan received a one-time cash bonus of $200,000 in May 2018.
Annual Salary

Mr. Smith’s annual base salary following shareholder approval of the CEO Performance Award was reduced to $24,000, consistent with the minimum wage requirements of Arizona law.
Performance-Based Incentive Plans
The objective of the annual incentive payment plan and the use of equity-based awards in the form of PSUs have been to provide executives with a competitive total compensation opportunity, as well as to align executive rewards with results.
2018 Structure
In 2018, each component of incentive compensation is designed to incentivize specific Company goals.
Payouts under the 2018 annual cash incentive plan will be based on the achievement of annual financial goals, including goals related to: consolidated revenue, Axon bookings (as defined in SEC filings), international combined bookings targets (which will include TASER Weapons and Software and Sensors segment contracts), TASER Weapons segment operating income, active booked seats, the achievement of a certain percentage of U.S. agencies on TASER Weapons service plans, and achieving specified deployment targets with designated high value agencies. The Committee believes the criteria for the annual cash incentive plan are challenging, but achievable. Sales commissions are earned based upon specific sales targets for each eligible NEO. Because sales commissions are tied to metrics such as sales growth, the Committee has not set a maximum amount that can be paid under the plans for the NEOs. In 2018, the metrics tied to

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the annual cash incentive plan are typically capped at a 150% payout. However, agency adoption and active booked seats are calculated on a linear payout and therefore have no maximum payout.
Terms and conditions of the performance-based incentive plans for NEOs are established by the Committee. The following table sets forth the target performance-based incentive compensation of our continuing NEOs for the year ended December 31, 2018.

	Performance-based Incentive Plans - 2018 Target
Named Executive	Annual Cash Incentive	Sales Commissions	PSUs (#)(1)(2)	Approximate Grant Date Fair Value	Total 2018
Patrick W. Smith (3)	$—	$—	62,241	$1,500,000	$1,500,000
Luke S. Larson	150,000	—	24,896	600,000	750,000
Jawad A. Ahsan	200,000	—	32,135	900,000	1,100,000
Joshua M. Isner	—	600,000	16,598	400,000	1,000,000
Douglas E. Klint	200,000	—	—	—	200,000

(1)
Historically, the Company's annual grant was in February of each year, but it has shifted to the preceding December to better coincide with its internal budgeting process. Other than one additional grant to Mr. Ahsan on May 3, 2018, the 2018 PSUs were granted on December 4, 2017. Accordingly, although these PSU grants are intended as 2018 compensation, because they were granted in December 2017, they are reflected as compensation for 2017 in the Summary Compensation Table.

(2)
Of the PSUs granted as 2018 compensation in December 2017, 80% cliff vest based on fiscal year 2020 consolidated GAAP revenues, and 20% cliff vest based on 2020 EBITDA. Both metrics are compared to target for the three-year period ending December 31, 2020. The 2018 grants related to consolidated revenue and EBITDA metrics have threshold, target and maximum goals, based on compound annual growth rates, with payouts for each of these goals having payouts of 50%, 100% and 200%, respectively. If the threshold levels are not achieved, no amounts will be considered earned.

The PSUs granted to Mr. Ahsan on May 3, 2018 cliff vest based on fiscal year 2020 consolidated GAAP revenues as compared to target with the same threshold, target and maximum payouts described above.

(3)	The above table reflects the PSUs granted to Mr. Smith prior to the Board of Directors' approval of the CEO Performance Award.
Long-Term Service-Based Equity Compensation
The Committee believes that service-based equity compensation with multi-year vesting periods ensures that our NEOs have a continuing stake in our long-term success. As such, the Committee granted RSUs, which generally vest over a three-year service period, to align our NEOs interests with those of shareholders and to motivate our NEOs to make strategic long-term decisions.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 20

In determining the total number of RSUs to award to each NEO, the Compensation Committee considers, among other things, the strategic objectives of the Company over the next three years, and the practice of comparator group companies. The following table sets forth the service-based RSU awards made to our continuing NEOs in February and December 2017.

	2018 Awards (1)
Named Executive	Number of Service-based RSUs Awarded	Approximate Grant Date Fair Value
Patrick W. Smith (2)	8,299	200,000
Luke S. Larson	6,224	150,000
Jawad A. Ahsan	16,598	400,000
Joshua M. Isner	4,149	100,000
Douglas E. Klint	4,149	100,000
(1) Historically, the Company's annual grant was in February of each year, but it has shifted to the preceding December to better coincide with its internal budgeting process.
(2) The above table reflects the RSUs granted to Mr. Smith prior to the Board of Director's approval of the CEO Performance Award.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 21

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee:
Hadi Partovi, Chairman
Michael Garnreiter
Matthew McBrady

The foregoing Compensation Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is, or was during or prior to fiscal 2017, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 22

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (4)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (3)	Total ($)
Patrick W. Smith	2017	$350,000	$—	$3,403,775	$—	$—	$11,900	$3,765,675
Chief Executive Officer	2016	350,000	—	1,178,750	—	—	11,878	1,540,628
	2015	350,000	—	752,676	263,500	—	17,846	1,384,022

Luke S. Larson	2017	325,000	300,000	2,849,986	108,371	—	14,859	3,598,216
President	2016	272,917	—	437,500	122,477	—	16,819	849,713
	2015	244,167	—	650,901	105,400	—	20,069	1,020,537

Jawad A. Ahsan	2017	225,850	70,000	2,400,024	121,138	—	934	2,817,946
Chief Financial Officer

Joshua M. Isner	2017	275,000	—	1,525,007	512,038	—	19,358	2,331,403
Chief Revenue Officer	2016	222,917	—	100,000	631,490	—	18,119	972,526
	2015	181,142	—	200,000	502,276	—	19,596	903,014

Douglas E. Klint	2017	300,000	—	199,986	108,371	—	9,492	617,849
EVP and General Counsel	2016	300,000	—	158,000	—	—	9,544	467,544
	2015	300,000	—	170,000	52,700	—	14,961	537,661

Daniel M. Behrendt	2017	—	—	—	—	—	529,287	529,287
Former Chief Financial Officer	2016	322,917	—	460,000	202,087	—	12,103	997,107
	2015	300,000	—	600,901	158,100	—	26,908	1,085,909

Marcus W. L. Womack	2017	124,892	—	1,399,979	—	—	513,015	2,037,886
Former EVP and General Manager	2016	257,917	—	225,000	140,849	—	14,163	637,929
	2015	235,000	—	426,024	136,891	—	18,117	816,032

Marie Masenga	2017	126,892	—	39,989	—	—	94,791	261,672
Former Chief Financial Officer

(1)
The amounts in these columns reflect the aggregate grant date fair value for RSUs computed in accordance with stock-based accounting rules (ASC Topic 718). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2017 are included in footnote 1 to our financial statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K filed with the SEC. For PSU awards, the value included in this column represents the grant-date fair value assuming the performance measures are achieved at target level, which is considered the probable outcome. The grant-date fair value of the PSU awards assuming achievement of the maximum performance levels for the 2017 awards is approximately $5,000,000, $2,000,000, $1.500,000, $1,050,000 and $400,000 for Messrs. Smith, Larson, Ahsan, Isner and Womack, respectively. In connection with Mr. Womack's employment agreement, his PSUs were forfeited in full upon the termination of his employment.

Historically, the Company's annual grant was in February of each year, but it has shifted to the preceding December to better coincide with its internal budgeting process. The 2018 PSUs were granted on December 4, 2017. Accordingly, although these PSU grants are intended as 2018 compensation, because they were granted in December 2017, they are reflected as

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 23

compensation for 2017 in the Summary Compensation Table. Amounts include $1,700,000, $749,992, $1,000,005, $500,003, and $99,991 for Messrs. Smith, Larson, Ahsan, Isner and Klint, respectively, for stock awards made on December 4, 2017 related to fiscal year 2018 target compensation.

(2)
In 2017, all the Company’s NEOs, excluding Messrs. Smith and Isner, received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2017 incentive compensation was provided in the form of cash payouts, of which 15% of targeted amounts were paid in May, August and November with the remaining 55% with adjustments made for actual results, paid in February 2018. In 2016, all the Company’s NEOs, excluding Messrs. Smith and Isner, received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2016 incentive compensation was provided in the form of cash payouts, of which 15% of targeted amounts were paid in May, August and November with the remaining 55% with adjustments made for actual results, paid in February 2017. In 2015, all the Company’s NEOs, excluding Messrs. Smith, Klint and Isner, received non-equity incentive compensation as a result of exceeding target metrics around sales and other operating measures. Their 2015 incentive compensation was also provided in the form of cash payouts. In addition, Mr. Womack and Mr. Isner earned sales-related commissions of $82,000 and $503,000, respectively.

(3)	Unless otherwise noted, other compensation consists of matching contributions made to 401(k) and health savings accounts.
As part of Mr. Behrendt's severance arrangement,he received semi-monthly payments totaling approximately $340,000 for 2017. Also included in this amount was approximately $180,000 that related to payments under the Company's cash incentive plan.
As part of Mr. Womack's employment agreement, he received a $100,000 bonus upon execution of his employment agreement dated June 14, 2017. This agreement effective May 31, 2017 through June 15, 2018, maintained that Mr. Womack resign as Executive Vice President and as General Manager Axon Video/Software Business Unit and accept employment for this period with the title "Advisor". He received semi-monthly payments totaling approximately $160,000 for 2017. Additionally, Mr. Womack received $100,000 for electing to take an international advisor role. Also included in this amount was $135,000 of incentive compensation related to the Company's bonus program.
As part of Ms. Masenga's severance agreement, she received a payment of approximately $46,000 upon termination. During 2017, Ms. Masenga received discretionary performance bonuses totaling $25,000. Additionally, Ms. Masenga earned approximately $34,000 related to payments under the Company's cash incentive plan.

(4)	The amounts paid to Mr. Larson represented a one-time discretionary performance bonus awarded in 2017. Mr. Ahsan's bonus represented a relocation bonus granted upon joining the Company.
PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION

The Company has determined that the 2017 annual total compensation of the estimated median compensated employee who was employed as of December 31, 2017, excluding the CEO, Patrick W. Smith, was $92,730. Mr. Smith’s annual total compensation for 2017 was $3,765,675. Mr. Smith’s annual total compensation is forty-one times (or a ratio of 41 to 1) that of the estimated median compensated Axon employee. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described below. Historically, the Company's annual grant of stock awards was in February of each year, but it was shifted to the preceding December to better coincide with the Company's internal budgeting process. The 2018 grants were made in December 2017. Accordingly, although these grants are intended as 2018 compensation, because they were granted in December 2017, they are reflected as compensation for 2017 in the Summary Compensation Table, which resulted in an increase in both the median employee and the CEO's compensation for 2017.

As of December 31, 2017, the Company's population consisted of 949 full-time employees. To identify the median compensated employee, we used a consistently applied compensation measure; in our case this has been defined as base salary, bonus and the grant date fair value of RSUs, which we believe provides a reasonable estimate of compensation received. Salaries are annualized for employee starting employment in 2017, but not adjusted for part-time or temporary status. This is reported in local currency and is then consistently converted using the 2017 exchange rates at the time of payment. To arrive at the median employee for Axon; actual total compensation of all selected employees was calculated in alignment with the method for calculating NEO total compensation. The resulting median from this population is identified as the 2017 median compensated employee as disclosed above.

The Company's compensation practices and programs are designed with the goal of ensuring compensation programs are fair, equitable, globally compliant and are aligned with its business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 24

not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.
2017 GRANTS OF PLAN-BASED AWARDS
The following table shows information about awards made under various compensation plans during 2017:

			Estimated future payouts under non-equity incentive plan awards				Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Patrick W. Smith	1/31/17	(2)	—	—	—		—	—	—	28,173	703,762
	1/31/17	(3)	—	—	—		20,016	40,032	80,064	—	999,999
	12/4/17	(2)	—	—	—		—	—	—	8,299	200,006
	12/4/17	(4)	—	—	—		31,121	62,241	124,482	—	1,500,008
Luke S. Larson	1/31/17	(2)	—	—	—		—	—	—	68,054	1,699,989
	1/31/17	(3)	—	—	—		8,007	16,013	32,026	—	400,005
	12/4/17	(2)	—	—	—		—	—	—	6,224	149,998
	12/4/17	(4)	—	—	—		12,448	24,896	49,792	—	599,994
			50,000	100,000	200,000	(5)	—	—	—	—	—
			75,000	150,000	300,000	(11)	—	—	—	—	—
Jawad A. Ahsan	4/3/17	(2)	—	—	—		—	—	—	55,556	1,250,010
	4/3/17	(3)	—	—	—		3,334	6,667	13,334	—	150,008
	12/4/17	(2)	—	—	—		—	—	—	16,598	400,012
	12/4/17	(4)	—	—	—		12,448	24,896	49,792	—	599,994
			75,000	150,000	300,000	(5)	—	—	—	—	—
			100,000	200,000	400,000	(11)	—	—	—	—	—
Josh M. Isner	1/31/17	(2)	—	—	—		—	—	—	36,029	900,004
	1/31/17	(3)	—	—	—		2,502	5,004	10,008	—	125,000
	12/4/17	(2)	—	—	—		—	—	—	4,149	99,991
	12/4/17	(4)	—	—	—		8,299	16,598	33,196	—	400,012
			—	500,000	—	(6)	—	—	—	—	—
			—	600,000	—	(12)	—	—	—	—	—
Douglas E. Klint	1/31/17	(10)	—	—	—		—	—	—	4,003	99,995
	12/4/17	(10)	—	—	—		—	—	—	4,149	99,991
			100,000	200,000	400,000	(5)	—	—	—	—	—
			100,000	200,000	400,000	(11)	—	—	—	—	—
Daniel M. Behrendt			82,500	165,000	330,000	(5)	—	—	—	—	—
Marcus W.L. Womack	1/31/17	(8)	—	—	—		—	—	—	48,038	1,199,989
	1/31/17	(8)	—	—	—		4,003	8,006	16,012	—	199,990
			62,500	125,000	250,000	(8)	—	—	—	—	—
Marie Masenga	2/20/17	(9)	—	—	—		—	—	—	1,509	39,989
			9,250	18,500	37,000	(9)	—	—	—	—	—

(1)
Grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules (ASC 718). The fair value of each RSU is the closing price of our common stock on the date of grant.

(2)	RSUs granted vest annually over a period of three years from the grant date.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 25

(3)
The amount of PSUs that will ultimately vest, if any, is based upon the Company's compounded annual revenue growth rate (50% of target shares) and its compounded annual international bookings growth rate (50% or target shares) both compared to target for the three-year period ending December 31, 2019. Earned PSUs cliff vest at the end of that period. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, up to a maximum of 200% of target.

(4)
The amount of PSUs that will ultimately vest, if any, is based upon the Company's compounded annual revenue growth rate (80% of target shares) and its compounded annual EBITDA growth rate (20% of target shares) both compared to target for the three-year period ending December 31, 2020. Earned PSUs cliff vest at the end of that period. Should actual performance metrics exceed targeted metrics, executives will receive additional PSUs, up to a maximum of 200% of target.

(5)
Payouts under the 2017 annual cash incentive plan were based on the achievement of annual financial goals, including goals related to: consolidated revenue, Software and Sensors bookings (as defined in SEC filings), operating income for the TASER Weapons segment, international revenue, the number of active users on the Company's Evidence.com platform, cumulative active booked seats, percentage of U.S. customers on a CEW service plan, and number of new high value targets with greater than a 20 percent adoption rate. However, cumulative active booked seats and number of high value targets were calculated on a linear payout and therefore had no maximum payout. Actual awards earned in 2017 were included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(6)	Mr. Isner was eligible for commissions based on sales growth for the Company. There was no maximum amount related to these commissions.

(7)
Mr. Behrendt's notice period under his employment agreement with the Company ended on March 15, 2018, and in accordance with his severance arrangement, his payout under the 2017 annual cash incentive plan was consistent with note (5) above.

(8)
Mr. Womack's employment with the Company ended on November 4, 2017, at which time he became a part time international consultant. In connection with his consultant arrangement, 16,011 of the 48,038 service-based RSUs granted vested on February 28, 2018, while the remaining 32,027 RSUs were forfeited. The 8,006 performance-based RSUs granted were forfeited in full. Additionally, in connection with his consulting arrangement, Mr. Womack's payout under the 2017 annual cash incentive plan was consistent with note (5) above.

(9)
Ms. Masenga's employment with the Company ended on September 1, 2017, and in connection with her severance agreement, the 1,509 service-based performance RSUs were forfeited. Amounts earned under the annual cash incentive plan through the second quarter of 2017 were paid with no additional amounts owed or payable under her severance agreement.

(10)	RSUs granted vest annually over a period of one year from the grant date.

(11)
Payouts under the 2018 annual cash incentive plan will be based on the achievement of annual financial goals, including goals related to: consolidated revenue, Axon bookings (as defined in SEC filings), international combined bookings targets (which will include TASER Weapons and Software and Sensors segment contracts), TASER Weapons segment operating income, active booked seats, the achievement of a certain percentage of U.S. agencies on TASER Weapons service plans, and achieving specified deployment targets with designated high value agencies.

(12)	For 2018, Mr. Isner will be eligible for commissions based on sales growth for the Company. There is no maximum amount related to these commissions.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 26

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END
The following table includes certain information with respect to outstanding equity awards previously awarded to the NEOs as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick W. Smith	57,063	—	7.13		5/28/18
	82,386	—	5.57		8/11/18
	378,948	—	4.75		12/22/18
						3,682	(2)	97,573	33,334	(3)	883,351
						30,308	(7)	803,162	30,685	(4)	813,153
						28,173	(8)	746,585	40,032	(5)	1,060,848
						8,299	(9)	219,924	62,241	(6)	1,649,387
Luke S. Larson	—	—	—		—
						8,000	(10)	212,000	11,112	(3)	294,468
						16,569	(11)	439,079	16,150	(4)	427,975
						8,075	(7)	213,988	16,013	(5)	424,345
						68,054	(8)	1,803,431	24,896	(6)	659,744
						6,224	(9)	164,936
Jawad A. Ahsan	—	—	—		—
						55,556	(12)	1,472,234	6,667	(5)	176,676
						16,598	(9)	439,847	24,896	(6)	659,744
Joshua M. Isner	—	—	—		—
						6,628	(11)	175,642	6,460	(4)	171,190
						36,029	(8)	954,769	5,004	(5)	132,606
						4,149	(9)	109,949	16,598	(6)	439,847
Douglas E. Klint	—	25,000	4.75	(1)	12/22/18
						2,087	(2)	55,306
						5,114	(13)	135,521
						4,003	(14)	106,080
						4,149	(15)	109,949
Daniel M. Behrendt	—	—	—		—
									11,112	(3)	294,468
									17,765	(16)	470,773
Marcus W.L. Womack	—	—	—		—
						8,285	(17)	219,553	12,962	(3)	343,493
						4,307	(17)	114,136	8,075	(17)	213,988
						48,038	(17)	1,273,007	8,006	(17)	212,159

(1)
These options vested upon successful completion of certain performance based measures, and were approved for release by the Company's Compensation Committee in February 2018. Reference is made to the “Compensation Discussion and Analysis – Other Long-Term Performance-based Equity Compensation” section above for further information about these options.

(2)	These stock awards became fully vested in February 2018.

(3)
These stock awards are performance-based. The number of shares that ultimately vested was based upon the compounded annual revenue growth rates for the total Company and the Software and Sensors segment compared to target for the three-

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 27

year period ending December 31, 2017. Based on the performance achieved, the number of shares that vested in February 2018 were 200% of target, which has been presented in the above table.

(4)
These stock awards are performance based. The number of shares that ultimately vest is based on the compounded annual revenue growth rates for the total Company (50% of target shares) and Software and Sensors segment (50% of target shares) compared to target for the three-year period ending December 31, 2018. These stock awards are scheduled to vest in February 2019. The number of unvested shares presented equals the target shares.

(5)
These stock awards are performance based. The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate (50% of target shares) and its compounded annual international bookings growth rate (50% of target shares) both compared to target for the three-year period ending December 31, 2019. These stock awards are scheduled to vest in February 2020. The number of unvested shares presented equals the target shares. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards.

(6)
These stock awards are performance based. The number of shares that ultimately vest is based upon the Company's compounded annual revenue growth rate (80% of target shares) and its compounded annual EBITDA growth rate (20% of target shares) both compared to target for the three-year period ending December 31, 2020. These stock awards are scheduled to vest in February 2021. The number of unvested shares presented equals the target shares. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards.

(7)	These stock awards vest at annual intervals over a three-year period and become fully vested in February 2019.

(8)	These stock awards vest at annual intervals over a three-year period and become fully vested in February 2020.

(9)	These stock awards vest at annual intervals over a three-year period and become fully vested in December 2020.

(10)	These stock awards vest at annual intervals over a three-year period and became fully vested in July 2018.

(11)	These stock awards vest at annual intervals over a five-year period and become fully vested in February 2020.

(12)	These stock awards vest at annual intervals over a four-year period and become fully vested in April 2021.

(13)	These stock awards vest at annual intervals over a two-year period and became fully vested in February 2018.

(14)	These stock awards vest at annual intervals over a one-year period and became fully vested in February 2018.

(15)	These stock awards vest at annual intervals over a one-year period and become fully vested in February 2019.

(16)	In connection with Mr. Behrendt's severance agreement, the 17,765 performance-based RSUs were forfeited.

(17)
Mr. Womack's employment with the Company ended on November 4, 2017, at which time he became a part time international consultant. In connection with his consulting arrangement, the following summarizes the status of the RSUs outstanding as of December 31, 2017.

i.	Of the 8,285 service-based RSUs outstanding, 921 vested in February 2018, and the remaining were forfeited.

ii.	Of the 4,307 service-based RSUs outstanding, 2,153 vested in February 2018, and the remaining were forfeited.

iii.	Of the 43,038 service-based RSUs outstanding, 16,011 vested in February 2018, and the remaining were forfeited.

iv.
Of all the 22,562 performance-based RSUs outstanding, 6,481 that were outstanding at target vested at 200% of target. Reference is made to the “Compensation Discussion and Analysis--Performance-based Incentive Plans” section above for further information about these awards. All other outstanding performance-based RSUs were forfeited.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 28

2017 OPTION EXERCISES AND STOCK VESTED
The following table provides information related to option exercises and vested stock awards for each NEO during the year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)
Patrick W. Smith	97,497	$2,152,734	74,145	$1,944,618
Luke S. Larson	—	—	12,957	323,966
Jawad A. Ahsan	—	—	—	—
Joshua M. Isner	—	—	2,035	52,238
Douglas E. Klint	—	—	38,543	1,012,811
Daniel M. Behrendt	—	—	57,470	1,446,130
Marcus W.L. Womack	—	—	52,601	1,216,988
Marie Masenga	—	—	459	11,287

2017 NON-QUALIFIED DEFERRED COMPENSATION
On July 1, 2013 the Company adopted the TASER International, Inc. Deferred Compensation Plan ("DCP"). The DCP allows eligible executives, key employees and non-employee directors through which participants may elect to defer the receipt and taxation of a portion of their compensation. Compensation, as defined in the DCP, is comprised of base salary, bonus, commission, director fees, and such other cash or equity-based compensation approved by the Compensation Committee. Participants may elect to defer up to 80% of their base salary and up to 100% of other types of compensation. Participants are 100% vested at all times in amounts deferred pursuant to the DCP. All gains or losses are allocated fully to plan participants, and the Company does not guarantee a rate of return on deferred balances. There were no above-market returns for participants in the plan.
The following table provides information on NEO participation in the DCP:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017 ($)
Patrick W. Smith	—	—	113,759	—	1,333,904
Joshua M. Isner	65,626	2,625	37,924	—	258,047
Daniel M. Behrendt	111,227	4,488	148,040	(926,271)	1,328,969
Marie Masenga	8,169	327	456	(8,625)	327

(1)	The amounts included in the table as executive contributions and registrant contributions in the last fiscal year were all reported as compensation in 2017 in the Summary Compensation Table.

(2)
The Company does not make discretionary payments to the plan, but does make a restorative 401(k) match contribution to participants as their eligible wages for 401(k) purposes is net of contributions made to the deferred compensation plan.

(3)
Aggregate earnings reflected represent deemed investment earnings from voluntary deferrals and Company contributions, as applicable. No amounts included in aggregate earnings are reported in the 2017 Summary Compensation Table because the plan does not provide for above-market or preferential earnings.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 29

APPROVAL OF THE AXON ENTERPRISE, INC. STOCK INCENTIVE PLAN

At the Special Meeting, shareholders will be asked to approve the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “2019 Plan”), which was approved by the Board on December 19, 2018, subject to shareholder approval at this Special Meeting. The full text of the 2019 Plan is attached to this proxy statement as Annex A-1.

General Information

The terms of the 2019 Plan generally mirror the terms of the 2018 Stock Incentive Plan (the “2018 Plan”), which was approved by the Company's shareholders at the 2018 Annual Meeting. If approved by shareholders, the 2019 Plan will replace the 2018 Plan and no further awards will be made under the 2018 Plan following the effective date of the 2019 Plan (the “Effective Date”). The Board adopted the 2019 Plan in order to reserve a sufficient number of shares to facilitate the Company’s new Axon eXponential Stock Performance Plan (the “XSPP”), which was adopted by the Board pursuant to the 2019 Plan, as well as to continue to allow the Company to make ordinary course equity incentive awards to eligible participants in the 2019 Plan in amounts previously approved by the stockholder under the 2018 Plan. Under the XSPP, employees will be granted, subject to shareholder approval of the 2019 Plan at the Special Meeting, awards of eXponential stock units (“XSU”), a special type of performance-based restricted stock unit award modeled on the CEO Performance Award that was granted to Patrick W. Smith in February 2018 and approved by the Company's shareholders at the 2018 Annual Meeting. Pursuant to the XSPP, all eligible full-time employees will be granted an award of 60 XSUs in January 2019 and certain employees have the opportunity to elect to receive a percentage of the value of their target compensation over the next nine years (2019-2027) in the form of additional XSUs. For employees who elect to receive XSUs, the XSU grants will be made as an up front, lump sum grant in January 2019 and are intended to replace that portion of the target compensation they elect to receive in the form of XSUs for the next nine years. Accordingly, their go forward compensation will be reduced until 2027 by the amount of such compensation that the employees elect to receive in the form of XSUs. Therefore, we expect that our future burn rate will decrease as we reduce the number of equity awards to be made to these employees over the next nine years. XSU awards under the XSPP will be granted subject to shareholder approval of the 2019 Plan at the Special Meeting and, if shareholder approval is not obtained, the XSU awards will be cancelled and employees who elected to received XSU awards will instead receive an award of restricted stock units under the 2018 Plan on the first business day after the Special Meeting or will have any target compensation amounts that were elected to be received in the form of XSUs reinstated. For employees who received an automatic grant of 60 XSUs under the XSPP, such XSU awards will terminate and be forfeited if the shareholders do not approve the 2019 Plan. No replacement grants will be made. Like the CEO Performance Award previously approved by shareholders, the XSPP program and the XSU awards made thereunder will help the Company continue to grow and achieve its mission, which will in turn facilitate the creation of significant shareholder value. The Compensation Committee engaged Aon Equity Services in designing and modeling the XSU program. There are five main reasons why the Board recommends that shareholders approve the 2019 Plan. The XSPP and equity incentive awards under the 2019 Plan:

1.	Clearly substitute short-term guaranteed share-based compensation and cash compensation for long-term, performance-vesting share-based compensation to deliver market competitive total pay,

2.	Align the entire company around clearly defined market cap, revenue and EBITDA performance goals through a broad-based plan that is offered to every employee,

3.	Strengthen Axon’s ability to retain and recruit top technical talent,

4.	Further align the interests of employees with those of the Company’s other shareholders, and

5.	Are offered through a plan design that incorporated shareholder feedback and input.

Employee retention and incentivization is instrumental to the success of the Company. The Company has an even bolder vision for the next ten years: to make the bullet obsolete and to enhance transparency in society’s justice systems ensuring fair, effective justice for all.
The Company’s less lethal weapons have saved more than 200,000 lives and are broadly used by law enforcement worldwide. We have set forth the Company’s goal to launch a TASER weapon that can outperform a lethal handgun

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 30

within the next decade, offering a new solution to the problems of gun violence, which has been painfully highlighted by recent events.
The Company’s wearable cameras and cloud services have transformed public safety, bringing the light of transparency to corners of society where brave men and women confront dangers most people never see. The Company plans to revolutionize this sector further with artificial intelligence technology to help law enforcement save time and save lives.
The XSPP ensures employee commitment and focus on delivering on a ten-year vision that can significantly increase shareholder value.

The XSUs are grants of restricted stock units, each with a term of nine years, that vest in 12 equal tranches. Each of the 12 tranches vests if, and only if, one market capitalization goal and one operational goal are attained and the recipient remains employed with the Company through achievement of the goals. The XSPP and the XSU grants are modeled after the CEO Performance Award, which was approved by the Company's shareholders at the 2018 Annual Meeting.

•
Market Capitalization Goals: There are 12 separate market capitalization goals and the initial market capitalization goal will be attained if, and only if, the Company’s six-month and thirty-day average market capitalization equals or exceeds $2.5 billion. For each of the remaining 11 goals to be attained, the Company’s market capitalization must continue to increase in $1 billion increments. For the full number of XSUs to vest, the Company’s market capitalization must increase to $13.5 billion on both a six-month and thirty-day average market capitalization, nearly four times the Company’s current market capitalization using the same six-month average.

•
Operational Goals: There are 16 separate operational goals, based on escalating revenue and adjusted EBITDA, which the Compensation Committee believes will motivate top-line and bottom-line operational rigor. The initial revenue goal of $710,058,227, as adjusted for the acquisition of VIEVU in May 2018, reflects a significant increase over the Company's expected 2018 revenue and the initial adjusted EBITDA goal of $125,000,000 reflects more than double the Company’s expected 2018 adjusted EBITDA. As described below, the revenue and adjusted EBITDA goals are not matched to each other and any 12 of the 16 can be paired with a market capitalization goal for a tranche to vest. The Compensation Committee believes this structure ensures a focus on proving the profitability of new lines of business while not becoming a constraint against investment flexibility in the long run.

By combining market capitalization, revenue, and adjusted EBITDA goals, employees should be motivated to generate long-term value for shareholders by delivering operational results, without incentives to engage in short-term measures. If none of the market capitalization or operational goals are attained, no portion of the XSUs shall vest. Further, no portion of the award is eligible to vest prior to the one-year anniversary of the grant date.
In addition, the XSPP contains an anti-dilution provision, which is used to calculate a recommended maximum number of shares outstanding for purposes of determining achievement of the market capitalization goals whereby the maximum number of shares used to calculate the market capitalization goal is calculated by organically growing the current number of shares outstanding by 3% per year (the "XSU Maximum"). Any shares of Stock issued to Patrick W. Smith, the Company’s Chief Executive Officer (“Mr. Smith”), upon the exercise of the stock options granted to Mr. Smith on February 26, 2018, shall increase the XSU Maximum. The XSU Maximum shall also be adjusted for acquisitions, spin-offs or other changes in the number of outstanding shares of common stock, if such changes have a corresponding adjustment on the market capitalization goals.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 31

XSPP Details
Below is an overview of the XSU Awards. This summary is qualified by reference to the full text of form of XSU Award Agreement, which is attached to this proxy statement as Annex A-2.

Award Terms	Details
Date of Grant	January [•], 2019
Equity Type	Restricted Stock Units
Expiration Date	February 26, 2028
Award Vesting / Goals	Market Capitalization Goals

a. 12 market capitalization goals

b. First tranche is market capitalization of $2.5 billion; each tranche thereafter requires an additional increase in market capitalization of $1.0 billion to vest, up to a total market capitalization of $13.5 billion

c. Sustained market capitalization is required for each market capitalization goal to be met, other than in a change in control. For each market capitalization goal to be met, both the six-month market capitalization and thirty-day market capitalization must equal or exceed the market capitalization goal that corresponds to each tranche

Operational Goals
a. 16 operational goals, of which 12 must be paired with market capitalization goals for all tranches to vest b. Two types of operational goals
	Eight Separate Revenue Goals *	Eight Separate Adjusted EBITDA-Goals **
	Goal #1, $710,058,227	Goal #9, $125,000,000
	Goal #2, $860,058,227	Goal #10, $155,000,000
	Goal #3, $1,010,058,227	Goal #11, $175,000,000

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	Goal #4, $1,210,058,227	Goal #12, $190,000,000
	Goal #5, $1,410,058,227	Goal #13, $200,000,000
	Goal #6, $1,610,058,227	Goal #14, $210,000,000
	Goal #7, $1,810,058,227	Goal #15, $220,000,000
	Goal #8, $2,010,058,227	Goal #16, $230,000,000

* Revenue means the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four consecutive fiscal quarters of the Company.

** Adjusted EBITDA means the Company’s net (loss) income attributable to common shareholders before interest expense, interest and other income (such as dividends) earned on investments in marketable securities, (benefit) provision for income taxes, depreciation and amortization, gains and losses and dispositions of property and equipment and intangible asset and stock based compensation, as such amounts are reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four consecutive fiscal quarters of the Company.

Vesting
Each of the 12 tranches vests only when both a market capitalization goal and an operational goal are certified by the Compensation Committee as having been met.
Any one of the 16 operational goals can be matched with any one of the 12 market capitalization goals, but any single operational goal may only satisfy the vesting requirement for one tranche.
A market capitalization goal and an operational goal that are matched together can be achieved at different points in time and vesting will occur at the later of the achievement certification dates for such market capitalization goal and operational goal.

Subject to any applicable clawback provisions, policies or other forfeiture terms described in the XSU Award Agreement, once a goal is achieved, it is forever deemed achieved for determining the vesting of a tranche.
No vesting can occur before the one-year anniversary of the grant date.

Anti-Dilution Protection
The XSPP contains an anti-dilution provision, which is used to calculate a recommended maximum number of shares outstanding for purposes of determining achievement of the market capitalization goals whereby the current number of shares outstanding and grows organically by 3% per year. Any shares of Stock issued to Patrick W. Smith, the Company’s Chief Executive Officer (“Mr. Smith”), upon the exercise of the stock options granted to Mr. Smith on February 26, 2018, shall increase the XSU Maximum. The XSU Maximum shall also be adjusted for acquisitions, spin-offs or other changes in the number of outstanding shares of common stock, if such changes have a corresponding adjustment on the market capitalization goals.

Post-Vesting Holding Period
2.5 years with limited exceptions for amounts necessary to satisfy withholding taxes or in connection with a change in control or termination of employment. For certain highly compensated employees at least one tranche remains subject to the post-vesting holding period restrictions until the expiration date of the award.

Employment Requirement For Continued Vesting	Vesting eligibility is contingent upon continued employment with the Company through the achievement of the applicable goals.
Termination of Employment
No acceleration of vesting upon termination of employment. The holding period requirement may be waived in the event of a termination of employment without cause and is automatically waived upon a termination of employment due to death or disability (as such term is defined in the 2019 Plan). In addition, the Company may, in its discretion, accelerate the vesting of up to one tranche upon termination of employment.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 33

Change in Control
No automatic acceleration of vesting upon a change in control, but in connection with a change in control, whether any unvested tranches vest will depend solely on the Company’s attainment of the market capitalization goals at the time of the change in control (and the operational goals will be disregarded). For employees with employment agreements that provide for double-trigger acceleration of unvested equity awards, in the event that the employee’s employment is terminated for any reason or the employee resigns for good reason (as defined in the relevant employment agreement), in either case within 90 days preceding or 12 months following a change in control, (1) in addition to any tranches that vest as a result of the preceding sentence, the XSUs shall accelerate and be deemed earned by one additional unvested tranche and (2) the holding period requirement shall automatically be deemed waived.
The treatment of the XSUs upon a change in control is intended to align employees’ interests with Axon's other shareholders with respect to evaluating potential transactions.

Potential Value that Could be Realized under the XSPP
It is not possible to reliably estimate the value that could be realized under the XSPP because that value depends on the amount of dilution the Company experiences and the change in the value of the Company over the course of the nine-year term of the XSUs. The more dilution, the less value that employees will realize. While the Company has no way of predicting either future changes in the value of the Company or how much dilution there will be, some amount of future dilution is a certainty, whether due to additional issuances of equity as part of (i) regular compensation awards to the Company’s employees, directors and consultants (ii) capital-raising activities, or (iii) mergers or acquisitions. Thus, it is not possible to know the actual value that employees will realize from the XSUs even if one were to assume that they were to fully vest in them.
Nevertheless, the table below depicts the maximum theoretical value up to the attainment of all of the market capitalization and operational goals, both in dollar value and as a percentage of total value created, that could be realized by employees holding XSU awards and Axon shareholders over various vesting scenarios. This table only takes into account the fully diluted share count as of [•], 2018 and models a one-time adjustment for anticipated dilution of [•]%. Importantly, this table does not take into account any other future dilutive events over the next nine years even though such events may occur. Accordingly, this table should only be used for illustration purposes, recognizing that future dilutive events would significantly decrease the maximum value that employees would realize from the award over the various vesting scenarios, both in dollar value and as a percentage of total value created.

Tranches Earned	P&L Cost of XSU Awards (in millions) (1)	Employee Value Realized (in millions) (2)	Shareholder Value Realized (in millions) (3)	% of Shareholder Value Realized by Employees With XSUs	% of Shareholder Value Realized by Other Shareholders
0 Tranches	[•]	[•]	[•]	[•]	[•]
2 Tranches	[•]	[•]	[•]	[•]	[•]
4 Tranches	[•]	[•]	[•]	[•]	[•]
8 Tranches	[•]	[•]	[•]	[•]	[•]
12 Tranches	[•]	[•]	[•]	[•]	[•]
(1)In accordance with ASC Topic 718, the XSU awards would result in the recognition of additional stock-based compensation expense over the term of the award as the operational goals become probable of being achieved. The Company will be required to recognize stock-based compensation expense based on operational goal achievement, even if market capitalization goals are not achieved and the XSUs do not in fact vest.
(2) The value realized by employees is equal to the number of shares earned, depending on the number of tranches achieved, multiplied by the implied market price of the Company’s common stock on the date of vesting.
(3) The value realized by shareholders is equal to the estimated number of dilutive shares outstanding, depending on the number of tranches achieved, multiplied by the implied market price of the Company’s common stock.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 34

Historical Equity Award Data
The following table illustrates the Company's three-year historical burn rate. Burn rate is calculated as (i) the number of stock options and time-based restricted stock units ("TBRSUs") granted, plus (ii) the number of performance-based restricted stock units ("PBRSUs") earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Company's burn rate was as follows:

Fiscal Year	(a) Options Granted	(b) TBRSUs Granted	(c) PBRSUs Earned	(d) = (a) + (b) + (c) Total Granted/Earned	(e) Weighted Average Basic Common Shares Outstanding Granted/Earned	(d) ÷ (e) Burn Rate
2017	—	1,377,675	131,640	1,509,315	52,726,240	2.86%
2016	—	638,412	4,000	642,412	52,667,481	1.22%
2015	—	466,532	77,949	544,481	53,548,160	1.02%
					3-Year Average	1.70%

Fiscal Year	(a) Options Granted (1)	(b) TBRSUs Granted	(c) PBRSUs Earned (2)	(d) = (a) + (b) + (c) Total Granted/Earned	(e) Weighted Average Basic Common Shares Outstanding Granted/Earned (3)	(d) ÷ (e) Burn Rate
2018	6,365,856	386,369	85,410	6,837,635	55,680,946	12.28%

(1) Shares relate solely to the CEO Performance Award, which was approved by the Company's shareholders in May 2018.
(2) Assumes vesting at 100%.
(3) Represents weighted average basic shares outstanding for the nine months ended September 30, 2018.
If the 2019 Plan is approved, the Company expects that its burn rate for years after 2019 will decrease as we reduce the number of equity awards to be granted to employees outside of the XSU program.
In preparing the 2019 Plan, the Company has taken into consideration current best practices with respect to equity-based compensation plans. In this regard, the 2019 Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans:

•	Prohibits the repricing of stock options and stock appreciation rights (“SARs”) without shareholder approval and prohibits the grant of stock options and SARs with discounted exercise prices.

•	No liberal share recycling.

•	Contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction.

•	Includes, as a general rule, double-trigger vesting following a change in control

•	Provides that no portion of any award will vest prior to the 12-month anniversary of the grant date, subject to certain limited exceptions.

•
Provides that no dividend equivalent may be awarded in connection with any option or SAR granted under the 2019 Plan and that no dividends or dividend equivalents will be paid on full value awards until the underlying award vests.

•	Does not include an “evergreen” or similar provision providing for automatic share replenishment

•	Provides that every award issued under the 2019 Plan will be subject to potential clawback or recapture to the fullest extent called for by law or Company policy.

•	Provides that awards under the Plan will be subject to the stock ownership guidelines discussed previously within this proxy statement.

•	Contains an annual $750,000 limit on non-employee director compensation.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 35

The following is a summary of the material terms of the 2019 Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2019 Plan, which is attached to this proxy statement as Annex A-1.
Summary of Plan Features
Purpose
The Board believes that the 2019 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders. In particular, the 2019 Plan will allow the Company to implement the XSPP, which has been designed to maximize employee commitment and focus on delivering on a ten-year vision that can significantly increase shareholder value. The Board also believes that the 2019 Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.
Administration
The 2019 Plan will be administered by the Compensation Committee. The Compensation Committee must be comprised of at least two (2) independent members of the Board. Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1943 (the “Exchange Act”) and an “independent” director for purposes of the applicable NASDAQ Listing Rules. The Compensation Committee, by majority action, is authorized to interpret the 2019 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2019 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2019 Plan, to the extent they are not inconsistent with the 2019 Plan.
Subject to the express provisions of the 2019 Plan, the Compensation Committee will have the authority, to determine the participants who are entitled to receive awards under the 2019 Plan, the types of awards, the times when awards shall be granted, the number of awards, the purchase price, exercise price, or base value, if any, the period(s) during which such awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant. The Compensation Committee may, in its discretion, make a limited delegation of its authority to the Company’s Chief Executive Officer to grant awards under the 2019 Plan to individuals who are not subject to Section 16 of the Exchange Act. The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the 2019 Plan and the listing requirements of NASDAQ. The 2019 Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining shareholder approval.
In the case of awards made to non-employee directors, the Board, and not the Compensation Committee, shall administer the 2019 Plan.
Stock Subject to 2019 Plan
The total number of shares of common stock reserved under the 2019 Plan is [•], which includes [•] shares of stock remaining available under the 2018 Plan as of December [•], 2018 and [•] shares of stock needed to fulfill the maximum vesting of awards under the XSPP. Subject to the express provisions of the 2019 Plan, if any award granted under the 2019 Plan or any award outstanding under any Prior Plan (as defined in the 2019 Plan) after the effective date of the 2019 Plan, terminates, expires, or lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be available for the grant of an award under the 2019 Plan. The exercise of a stock-settled SAR, or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2019 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 36

of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for use under the 2019 Plan.
Eligibility
All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2019 Plan.
Non-Employee Director Compensation Limit
The 2019 Plan provides that the grant date fair value of all awards made under the 2019 Plan and all other cash compensation paid by the Company to any non-employee director in any 12-month period year shall not exceed $750,000. This limit only applies to compensation paid for services performed as a non-employee director and not in other capacities.
Awards Available Under the 2019 Plan
The following types of awards may be granted pursuant to the 2019 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, performance cash, stock grants and stock units.
Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2019 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2019 Plan will be at least 100% of the fair market value of Company stock on the date granted and no option may be exercised more than ten years from the date of grant. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including, without limitation, cash, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase. No dividend equivalents may be awarded in connection with any option granted under the 2019 Plan.
Stock Appreciation Rights. The Compensation Committee also may grant SARs under the 2019 Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash, stock, or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date. No dividend equivalents may be awarded in connection with any SAR granted under the 2019 Plan.
Restricted Stock. The Compensation Committee may grant restricted stock under the 2019 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.
Restricted Stock Units. The Compensation Committee also may grant restricted stock unit awards under the 2019 Plan. A restricted stock unit award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 37

of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award. The XSUs granted under the XSPP are a type of restricted stock unit award.
Stock Grant Awards. The Compensation Committee may grant stock grant awards under the 2019 Plan upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Compensation Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Compensation Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Stock Unit Awards. The Compensation Committee may grant stock unit awards under the 2019 Plan upon such terms and conditions, and at any time, and from time to time, as the Compensation Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.
Performance Shares. The Compensation Committee also may grant performance share awards under the 2019 Plan. A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.
Performance Share Units. The Compensation Committee also may grant performance share unit awards under the 2019 Plan. A performance share unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.
Performance Cash. The Compensation Committee may grant performance cash awards under the 2019 Plan upon such terms and conditions, and at any time, and from time to time, as the Compensation Committee shall determine. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award.
Restrictions
The Compensation Committee may impose such restrictions on any awards under the 2019 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.
Minimum Vesting Requirement
The 2019 Plan imposes a minimum vesting requirement on awards such that no portion of any award shall vest prior to the 12-month anniversary of the grant date. This minimum vesting requirement does not apply to up to 5% of the total number of shares reserved for grant under the 2019 Plan.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | 38

Change in Control
Unless otherwise provided in the applicable award agreement, the applicable change in control transaction documents or any employment agreement between the Company and a participant, in the event of a participant’s termination of employment without cause (as defined in the 2019 Plan) within 12 months following a change in control, all time-based restricted stock unit awards that are outstanding and unvested shall become fully vested and all restrictions on such outstanding awards shall lapse as of the date of termination.
Non-transferability
Unless otherwise determined by the Compensation Committee, no award granted under the 2019 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.
Adjustment Provisions
If there is a change in the outstanding shares of stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2019 Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, shall be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee in its discretion may provide in substitution for any or all outstanding awards under the 2019 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, any adjustments made shall be made consistent with the requirements of Section 409A of the Code.
Clawback
Every award granted under the 2019 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Stock Ownership Guidelines
Under the 2019 Plan, participants agree to be bound by the Company’s stock ownership guidelines, which were adopted by the Board in December 2018. The stock ownership guidelines apply our named executive officers and Board members in and require that non-employee directors hold at least 8,000 shares of Company stock and that named executive officers own at least 50,000 shares of the Company’s stock. For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including Axon common stock plus vested and unvested Axon stock options and restricted stock units, including unvested performance-based restricted stock units. Executives and directors are expected to meet their ownership guidelines once they have received enough grants to add up to the required minimum.

Amendment, Modification and Termination of 2019 Plan
Subject to the Board’s right to terminate, amend or modify the 2019 Plan at any time, the 2019 Plan will remain in effect until all awards issued under the 2019 Plan expire, terminate, are exercised or are paid in full in accordance with the 2019 Plan provisions and any award agreement. However, no award may be granted under the 2019 Plan after the tenth anniversary of the date the 2019 Plan is approved by the Company’s shareholders.

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The Board has discretion to terminate, amend or modify the 2019 Plan. Any such action of the Board is subject to the approval of the shareholders to the extent required by the 2019 Plan, law, regulation or the rules of any exchange on which Company stock is listed. To the extent permitted, the Board may delegate to the Compensation Committee the authority to approve non-substantive amendments to the 2019 Plan. Except as otherwise provided in the 2019 Plan, neither the Board nor the Compensation Committee may do any of the following without shareholder approval: reduce the purchase price, exercise price, or base value of any outstanding award, including any option or SAR; increase the number of shares available under the 2019 Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of Company stock on the grant date; reprice previously granted option SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of Awards available for grant under the 2019 Plan; or expand the class of individuals eligible to participate in the 2019 Plan.
Tax Withholding
The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2019 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.
Federal Income Tax Information
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2019 Plan based on federal income tax laws in effect on December 18, 2018. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock grant and makes the timely election permitted by Section 83(b) of the Tax Code.
Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, stock units, performance shares, performance share units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. Subject to the deduction limitations of Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant. A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences described for nonqualified stock options will apply.
If certain awards are subject to and fail to comply with Section 409A of the Code, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A of the Code may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2019 Plan will comply with the requirements of Section 409A of the Code or an exception thereto and intends to administer and interpret the 2019 Plan in such a manner.

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Special Rules Applicable to Officers
In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.
Tax Consequences to the Company or Its Affiliates
To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will, subject to the deduction limitations of Section 162(m) of the Code, be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.
New Plan Benefits

The following table provides information regarding the awards that are anticipated to be granted to the following individuals or groups under the 2019 Plan in January 2019 pursuant to elections made under the XSPP, which grants will be subject to shareholder approval of the 2019 Plan at the Special Meeting.

Name and Position	Number of Shares (1)	Grant Date Fair Value (2)
Patrick W. Smith	—	$—
Chief Executive Officer
Luke S. Larson	[•]	[•]
President
Jawad A. Ahsan	[•]	[•]
Chief Financial Officer
Joshua M. Isner	[•]	[•]
Chief Revenue Officer
Douglas E. Klint (3)	[•]	[•]
Former EVP, General Counsel
Marcus W.L. Womack	—	—
Former General Manager
Marie Masenga	—	—
Former Chief Financial Officer
(1) Includes XSUs to be granted subject to shareholder approval of the 2019 Plan at the Special Meeting. If shareholders do not approve the 2019 Plan at the Special Meeting, these XSU awards will terminate and be forfeited and the executives will receive replacement restricted stock unit awards under the 2018 Plan.
(2) XSU grants will be made in January 2019. The amounts presented in the table above represent the estimated grant date fair value based on the price of the Company’s common stock on December 28, 2018.
(3) Mr. Klint resigned from his positions as EVP and General Counsel, effective August 20, 2018.

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Name and Position	Number of Grants	Number of Shares	Aggregate Grant Date Fair Value
Current executive officers as a group	[•]	[•]	[•]
All current non-employee directors as a group	—	—	—
All employees, including all current officers who are not executive officers as a group	[•]	[•]	[•]
Registration with the Securities and Exchange Commission
If the 2019 Plan is approved by shareholders, we expect to file as soon as practicable after the Special Meeting a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of shares of common stock that will be issuable under the 2019 Plan.
Equity Compensation Plan Information

The following table provides details of our existing equity compensation plans at December 31, 2017:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,152,315	$4.99	1,154,395
Equity compensation plans not approved by security holders	—		—
Total	3,152,315	$—	1,154,395

(1) The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs which have no exercise price.

Unless marked to the contrary, proxies received will be voted FOR the proposal to adopt the Axon Enterprise, Inc. Stock Incentive 2019 Plan.
The Board of Directors recommends that the shareholders vote FOR approving the adoption of the Axon Enterprise, Inc. 2019 Stock Incentive Plan.

Vote Required
Assuming the existence of a quorum at the Special Meeting, the proposal to approve the 2019 Plan requires the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal, in person or by proxy at the Special Meeting.

If you have not provided directions to your broker, you are strongly encouraged to vote your shares and exercise your right to vote as a stockholder. Abstentions and broker non-votes are generally not considered votes cast and will have no effect on the proposal to approve the 2019 Plan.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to possible future market prices, market capitalization levels for Axon common stock and Axon's results of operations, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of the management of Axon and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement.

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Axon’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Axon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. In the event that Axon does update any forward-looking statement, no inference should be made that Axon will make additional updates with respect to that statement, related matters or any other forward-looking statements.
FUTURE SHAREHOLDER PROPOSALS

Axon will hold an annual meeting of shareholders in 2019 regardless of the outcome of the Special Meeting, or whether or not it has been held.

To be eligible for inclusion in the Company’s proxy materials for the 2019 annual meeting of shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the SEC’s rules governing such proposals, have been received not later than December 14, 2018 by the Corporate Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.

Shareholders may bring business before an annual meeting of shareholders that is not submitted for inclusion in the Company's proxy materials (including the nomination of any person to be elected as a director) only if the shareholder proceeds in compliance with the Company’s bylaws. For business to be properly brought before an annual meeting of shareholders by a shareholder that is not submitted for inclusion in the Company's proxy materials (including the nomination of any person to be elected as a director), notice of the proposed business must be given to the Corporate Secretary of the Company in writing no later than 60 days before the annual meeting of shareholders or (if later) ten days after the first public notice of the meeting is sent to shareholders.

The notice to the Company’s Corporate Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the shareholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of common stock of the Company directly or beneficially owned by the shareholder; (c) any interest of the shareholder in the proposed business; (d) the name or names of each person nominated by the shareholder to be elected or re-elected as a director, if any; and (e) with respect to any such director nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of common stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Exchange Act or successor regulation, and

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a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.

The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

HOUSEHOLDING OF PROXY MATERIALS
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of the proxy statement may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of the document to any shareholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (480) 515-6330, requesting such copies. If a shareholder is receiving multiple copies of the proxy statement at the shareholder’s household and would like to receive a single copy of the proxy statement for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement.

OTHER MATTERS

Axon knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

The proxy materials for the Company’s Special Meeting, including this proxy statement, is available over the Internet by accessing the investor relations page of the Company’s website at http://investor.axon.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold. You are therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
[•]

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ANNEX A

AXON ENTERPRISE, INC.
2019 STOCK INCENTIVE PLAN

EFFECTIVE DATE: [•], 2019
APPROVED BY STOCKHOLDERS: [•], 2019
TERMINATION DATE: [•], 2029

SECTION 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1ESTABLISHMENT. Axon Enterprise, Inc., a Delaware corporation (the “Company”), hereby establishes the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “Plan”). The Plan will supersede and replace the Axon Enterprise, Inc. 2018 Stock Incentive Plan (the “2018 Plan”) and all other Prior Plans. No awards will be made pursuant to the 2018 Plan or any other Prior Plan on or after the Effective Date; provided, that, the 2018 Plan and all Prior Plans shall remain in effect until all awards granted under the 2018 Plan and such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.
1.2PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares, Performance Share Units, and Performance Cash.
1.3EFFECTIVE DATE. The Plan will become effective on the date it is approved by the stockholders at the Company’s 2019 Special Meeting of Stockholders (the “Effective Date”).
1.4EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2
GLOSSARY; CONSTRUCTION

2.1GLOSSARY. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Section 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.
2.2CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

SECTION 3
ELIGIBILITY AND PARTICIPATION

3.1GENERAL ELIGIBILITY. Persons eligible to participate in this Plan include all employees, officers, Non-Employee Directors of, and Consultants to, the Company or any Affiliate. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable,

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be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.
3.2ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.
SECTION 4
ADMINISTRATION

4.1GENERAL. The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.
4.2COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards will be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the purchase price or exercise price or base value, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part); (e) any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of a Change in Control, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Award subject to the minimum vesting requirement set forth in Section 12.9 prior to the date on which such minimum vesting requirements are satisfied; (f) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock, or other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; (j) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan, including, without limitation, establishing, adopting or revising any rules and regulations as it deems necessary or advisable to administer the Plan; and (k) correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.
4.3DECISIONS FINAL. The Committee’s interpretation of the Plan and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and the Award Agreements are final, binding and conclusive on all parties. All authority of the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee as long as such action or decision not to act is not inconsistent with a provision of this Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.
4.4DELEGATION TO CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are or may become, upon hiring, employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent

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with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee and must, at a minimum, specify the total number of shares of Stock subject to such Awards and the vesting schedule applicable to such Awards.

SECTION 5
SHARES AVAILABLE FOR GRANT

5.1NUMBER OF SHARES. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be [________]. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.
5.2SHARE COUNTING. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:
a.The number of shares of Stock available for grant under this Plan shall be reduced by one share of Stock for each share subject to Awards granted under the Plan.
b.In the event any Award granted under the Plan, or any award outstanding under any Prior Plan after the Effective Date, is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award, to the extent of any such termination, expiration, forfeiture, or cancellation, will again be available for grant under the Plan.
c.If shares of Stock are not delivered in connection with an Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If an Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time, if the Award is settled in cash, the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1.
d.The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for grant under Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
e.Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award will not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant under Section 5.1.
f.If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.
5.3     AWARD LIMITS. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in
a.The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.
b.The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the Date of Grant in accordance with applicable accounting rules) of shares of Stock subject to Awards granted to any one Participant who is a Non-Employee Director during any one 12-month period shall not exceed $750,000. For the avoidance of doubt, if a Non-Employee Director serves the Company in more than one capacity during any 12-month period, the total compensation limit described in this Section 5.3(b) shall only apply to the compensation paid for services performed as a Non-Employee Director. To the extent any Non-Employee Director

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compensation is deferred, it shall be counted toward this total compensation limit for the year in which the compensation was first earned or granted.
c.The maximum number of shares of Stock that may be granted with respect to Awards that do not satisfy the minimum vesting requirement set forth in Section 12.9 shall be five percent (5%) of the numeric limit set forth in Section 5.1.
5.4    ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the Stock, the Committee shall make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) the number of shares of Stock set forth in Section 5.3 and any other similar numeric or share-based limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) the performance targets or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any action taken pursuant to this Section 5.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.
5.5    REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. To the extent permitted by Section 409A of the Code, Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock available for grant under Section 5.1. Any shares of Stock authorized and available for issuance under the Acquired Plan may, subject to adjustment as described in Section 5.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Rules (or rules of any other exchange upon which the Stock is then traded), including, but not limited to, NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.
5.6    FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share.

SECTION 6
STOCK OPTIONS

6.1    OPTIONS. Subject to the terms and provisions of the Plan the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. Options are also subject to the following additional terms and conditions:
a.Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Date of Grant.
b.Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

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c.Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.
d.Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.
e.Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.
f.Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.
g.No Dividend Equivalents. No dividend equivalents may be awarded in connection with any Option granted under the Plan.
6.2    INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:
a.Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock granted pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Date of Grant.
b.Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Date of Grant.
c.Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
i.The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is set forth in the Award Agreement;
ii.The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and
iii.If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
d.Individual Dollar Limitation. The aggregate fair market value (determined as of the time an Award is made and in accordance with Section 422 of the Code) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation

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as may then be imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
e.Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.
f.Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.
g.Limitation on Number of Shares Subject to Awards. In accordance with Section 5.3(a), but subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1    STOCK APPRECIATION RIGHTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of such SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options. SARs are also subject to the following additional terms and conditions:
a.Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Date of Grant.
b.Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.
c.Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Date of Grant.
d.Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.
e.Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, a SAR may not be amended, modified or repriced to reduce the base value after the Date of Grant. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.
f.Nontransferability of SARs.  No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

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g.No Dividend Equivalents. No dividend equivalents may be awarded in connection with any SAR granted under the Plan.
SECTION 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:
a.Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. To the extent that Restricted Stock includes the right to receive dividends, any dividends paid by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Restricted Stock vests and becomes nonforfeitable. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.
b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.
c.Evidence of Ownership for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
8.2    RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Unit Awards are also subject to the following additional terms and conditions:
a.Issuance and Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
c.Form and Timing of Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

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SECTION 9
STOCK GRANT AND STOCK UNITS

9.1    STOCK GRANTS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(c), a Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2    STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Subject to Section 5.3(c), a Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

SECTION 10
PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE CASH

10.1    PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock. To the extent that an Award of Performance Shares includes the right to receive dividends, any dividends paid by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Performance Shares vest and become nonforfeitable.
10.2    PERFORMANCE SHARE UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.
10.3    PERFORMANCE CASH. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
10.4    PERFORMANCE GOALS. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be specified by the Committee in the Award Agreement. The Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

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SECTION 11
CHANGE IN CONTROL

11.1    DOUBLE TRIGGER VESTING. Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in the Award Agreement, the applicable Change in Control transaction documents or any employment agreement between the Company and a Participant, in the event that an employee Participant incurs a Termination of Employment without Cause within 12 months following a Change in Control, any time based Restricted Stock Units that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.
11.2    PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.
SECTION 12
OTHER PROVISIONS APPLICABLE TO AWARDS

12.1    AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate including, without limitation, non-solicitation provisions, non-competition provisions, confidentiality provisions and other restrictive covenants the Committee deems appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.
12.2    TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or (Termination of Service). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including, but not limited to, death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.
12.3    FORM OF PAYMENT. Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award made be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.
12.4    LIMITS ON TRANSFER.
a.General. Except as provided in Section 6.1(f), Section 7.1(f), Section 12.4(b) or Section 12.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.
b.Transfer to Family Members. The Committee shall have the authority to adopt a written policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

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12.5    BENEFICIARIES. Notwithstanding Section 12.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
12.6    EVIDENCE OF OWNERSHIP. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
12.7    CLAWBACK. Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.
12.8    STOCK OWNERSHIP GUIDELINES. By accepting an Award, each Participant agrees to be bound by and comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.
12.9    MINIMUM VESTING REQUIREMENT. Subject to Section 5.3(c), no portion of any Award will vest prior to the 12-month anniversary of the Date of Grant.
12.10    DIVIDEND EQUIVALENTS. In no event will any dividend equivalent award vest or be paid prior to the vesting of the corresponding Award and such dividend equivalent awards shall only be paid to the Participant if and to the extent that the Award vests and becomes nonforfeitable.

SECTION 13
AMENDMENT, MODIFICATION, AND TERMINATION

13.1    AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN.  The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law and the Company’s charters (including the Compensation Committee charter), the Board may delegate to the Committee

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or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the stockholders: (a) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (d) reprice previously granted Options or SARs or take any action relative to any Options or SARs that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any exchange on which the Stock is then listed); (e) cancel any Option or SARs in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR; (f) extend the exercise period or term of any Option or SAR beyond ten (10) years from the Date of Grant; (g) expand the types of Award available for grant under the Plan; or (h) expand the class of individuals eligible to participant in the Plan.
13.2    AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 5.4.

SECTION 14
TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any Award under the Plan. The Committee may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

SECTION 15
INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

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SECTION 16
GENERAL PROVISIONS

16.1    NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.
16.2    CONTINUED EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.
16.3    FUNDING. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.
16.4    EXPENSES. The expenses of administering the Plan shall be borne by the Company.
16.5    NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
16.6    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.7    SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.
16.8    SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.
16.9    REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.
16.10    GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.
16.11    SECURITIES LAW COMPLIANCE. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be

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required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
16.12    SECTION 409A OF THE CODE.
a.General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Units Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.
b.Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six (6) month period.
c.Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

Axon Enterprise, Inc.

By: __/s/ Douglas E. Klint______________

    Its: _ Corporate Secretary______________

Axon Enterprise, Inc. | 2019 Special Proxy Statement | A - 13

GLOSSARY

a.“2018 Plan” means the Axon Enterprise, Inc. 2018 Stock Incentive Plan.
b.“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3).
c.“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant, Stock Unit, Performance Share, Performance Share Unit, or Performance Cash Award granted to a Participant under the Plan.
d.“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgment is required.
e.“Board” means the Company’s Board of Directors, as constituted from time to time.
f.“Cause” unless otherwise defined in an employment agreement between the Participant and the Company, means any of the following:
i.Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;
ii.Participant’s violations, or assistance to or conspiracy with others to commit any violations, of applicable law or of Company policies;
iii.Participant’s repeated insubordination or failure to substantially perform his or her employment duties or duties as a Non-Employee Director; or
iv.Participant’s engagement in conduct that is injurious to the Company, any Affiliate or the Company’s customers or partners, or any employees, representatives or agents of any such parties.
g.“CEO” means the Chief Executive Officer of the Company.
h.“Change in Control” means any of the following:
i.The sale, lease, exchange or other transfer of all or substantially all of the Company’s assets in one transaction or in a series of related transactions;
ii.any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming directly or indirectly the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities representing 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors;
iii.a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; or
iv.individuals who constitute the Board as of the Effective Date cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board as of the Effective Date (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause, considered as though such person were a member of the Board as of the Effective Date of the Plan. For sake of clarity, a “Change in Control” will not be deemed to have occurred for purposes of the Plan until the transaction (or services of transactions) that would otherwise be considered a “Change in Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Notwithstanding the foregoing a “Change in Control” shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | A - 14

i.“Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.
j.“Committee” except as set forth in Section 4.1, means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; and (iii) “independent” for purposes of the applicable NASDAQ Listing Rules.
k.“Company” means Axon Enterprise, Inc. a Delaware company.
l.“Consultant” means a consultant or adviser that provides bona fide services to the Company or an Affiliate as an independent contractor and no as an employee; provided, however that such person may become a Participant in the Plan only if the Consultant: (i) is a natural person; and (ii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.
m.“Date of Grant” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.
n.“Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of impairment shall be supported by medical evidence. For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
o.“Effective Date” means the date the Plan is approved by the stockholders at the Company’s 2019 Special Meeting of Stockholders.
p.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.
q.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.
r.“Expiration Date” means the tenth (10th) anniversary of the Effective Date.
s.“Fair Market Value” means, as of any date, the closing price for the Stock as reported on the NASDAQ (or any other exchange on which the Stock is than listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.
t.“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
u.“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
v.“Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company.
w.“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
x.“Option” means a right granted to a Participant under Section 6. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
y.“Participant” means a person who has been granted an Award under the Plan.
z.“Performance Cash” means a right granted to a Participant pursuant to Section 10.
aa.“Performance Goals” means, for a Performance Period, the goals established by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
ab.“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
ac.“Performance Share” means a right granted to a Participant under Section 10.
ad.“Performance Share Unit” means a right granted to a Participant under Section 10.

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ae.“Plan” means this Axon Enterprise, Inc. 2019 Stock Incentive Plan, as amended from time to time.
af.“Prior Plan” means the 2018 Plan, the Taser International, Inc. 2016 Stock Incentive Plan and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.
ag.“Restricted Stock” means Stock granted to a Participant under Section 8.
ah.“Restricted Stock Unit” means a right granted to a Participant under Section 8.
ai.“Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.
aj.“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 20% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A1(h)(1)(ii). Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a Separation from Service has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.

In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A1(h).
ak.“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.
al.“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 5.
am.“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.
an.“Stock Grant Award” means a right granted to a Participant under Section 9.
ao.“Stock Unit” means a right granted to a Participant under Section 9.
ap.“Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | A - 16

ANNEX B

AXON ENTERPRISE, INC.
2019 STOCK INCENTIVE PLAN
EXPONENTIAL STOCK UNIT
GRANT NOTICE

This eXponential Stock Unit (“XSU”) Award Agreement consists of this eXponential Stock Unit Grant Notice (the “Grant Notice”) and the attached eXponential Stock Unit Award Agreement (“Award Agreement”). The eXponential Stock Unit Award Agreement sets forth the specific terms and conditions governing this eXponential Stock Unit Award, which is a type of Restricted Stock Unit Award granted pursuant to the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “Plan”). Capitalized terms used in this Grant Notice but not otherwise defined herein, shall have the meanings ascribed to them in the attached eXponential Stock Unit Award Agreement or in the Plan.

Name of Grantee:	[___________]
Total No. of shares of Stock subject to the XSU:	[___________]
Date of Grant:	January [•], 2019
Expiration Date:	February 26, 2028
Vesting Schedule:
Subject to terms and conditions of the attached Award Agreement, this Award shall vest if, and only if, the Compensation Committee determines that the Market Capitalization Goals and Operational Goals set forth in Schedule A have been attained (the “Performance-Based Vesting Requirements”). Thereafter the shares of Stock issued upon settlement of this Award shall be subject to the Holding Period Requirements described in the Award Agreement.

Contingent Award:
This XSU Award is subject to stockholder approval of the Plan at the Axon Enterprise, Inc. 2019 Special Meeting of Stockholders (the “Special Meeting”). If the Plan is not approved by stockholders at the Special Meeting, this Grant Notice and the attached Award Agreement shall be void and have no further force or effect. No shares of Stock may be issued hereunder absent stockholder approval at the Special Meeting.

BY EXECUTING THIS EXPONENTIAL STOCK UNIT AWARD AGREEMENT, THE GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THE PLAN, THIS GRANT NOTICE AND THE ATTACHED AWARD AGREEMENT, AND AGREES THAT THE PLAN, THIS GRANT NOTICE AND THE AWARD AGREEMENT SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this eXponential Stock Unit Award Agreement, and this eXponential Stock Unit Award Agreement shall be effective as of the Date of Grant set forth above.

AXON ENTERPRISE, INC. By:[____________________] Print Name:[_________________] Its: [_____]	GRANTEE _______________________________________ Signature _______________________________________ Print Name

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 1

Schedule A - Vesting

Except as otherwise set forth in the Award Agreement and subject to the Grantee’s continued employment through the Goal Attainment Date (as defined below), the XSUs shall vest in twelve (12) substantially equal installments (each a “Tranche”) if, and only if, the Company achieves the Market Capitalization Goals and Operational Goals set forth in the Charts 1 and 2 below.

More specifically, each Tranche shall vest upon the Compensation Committee’s determination that: (i) the Market Capitalization Goal set forth next to the applicable Tranche in Chart 1 below has been attained; and (ii)  the required number of Operational Goals specified in Chart 2 below have been attained, other than an Operational Goal (or Goals) that counted towards the vesting of a prior Tranche (the date that the Compensation Committee makes such determination, the “Vesting Date”).1 The Compensation Committee will, in good faith, periodically evaluate whether a particular Tranche has met the Performance-Based Vesting Requirements for such Tranche based on the attainment of the Market Capitalization and Operational Goal(s) and when the Compensation Committee makes a determination that a particular Tranche has met the Performance-Based Vesting Requirements, it shall determine the date on which each of the Goals was attained (the “Goal Attainment Date”); provided, however, that if the Compensation Committee determines that the Goals have been attained on different dates, the Goal Attainment Date for that particular Tranche will occur on the later of the two dates. The Compensation Committee must make the determination that the Performance-Based Vesting Requirements have been attained within thirty (30) days following the Goal Attainment Date; provided, however, that in the event that the Compensation Committee’s determination would occur during a blackout period, the Compensation Committee shall have thirty (30) days from the end of the blackout period to make the determination. Notwithstanding the foregoing, no Vesting Date shall occur prior to the first anniversary of the Date of Grant and if a Tranche would have vested prior to such date, the Vesting Date will be deemed to occur no earlier than the first anniversary of the Date of Grant, provided that the Grantee is employed on the Goal Attainment Date for the applicable Tranche.

Except as otherwise set forth in the Award Agreement, to vest in a particular Tranche, the Grantee must be employed by the Company on the Goal Attainment Date.

1 More than one Tranche may vest upon the attainment of the Goals if the requisite Market Capitalization Goal and Operational Goals for each Tranche have been attained. For example, assume that none of the Tranches has vested and Market Capitalization is $3,800,000,000 and, at that time, 2 of the 16 Operational Goals have been attained. If the Grantee is employed on the Goal Attainment Date, the shares subject to Tranches 1 and 2 will vest.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 2

Schedule A - Vesting

Chart 1 - Market Capitalization Goals2

Vesting Requirements
Tranche #	Number of Shares Subject to XSU	Twelve Separate Market Capitalization Goals	Operational Goals
1	[_________]	$2,500,000,000	Attainment of any 1 of the 16 Goals listed in Chart 2
2	[_________]	3,500,000,000	Attainment of any 2 of the 16 Goals listed in Chart 2
3	[_________]	4,500,000,000	Attainment of any 3 of the 16 Goals listed in Chart 2
4	[_________]	5,500,000,000	Attainment of any 4 of the 16 Goals listed in Chart 2
5	[_________]	6,500,000,000	Attainment of any 5 of the 16 Goals listed in Chart 2
6	[_________]	7,500,000,000	Attainment of any 6 of the 16 Goals listed in Chart 2
7	[_________]	8,500,000,000	Attainment of any 7 of the 16 Goals listed in Chart 2
8	[_________]	9,500,000,000	Attainment of any 8 of the 16 Goals listed in Chart 2
9	[_________]	10,500,000,000	Attainment of any 9 of the 16 Goals listed in Chart 2
10	[_________]	11,500,000,000	Attainment of any 10 of the 16 Goals listed in Chart 2
11	[_________]	12,500,000,000	Attainment of any 11 of the 16 Goals listed in Chart 2
12	[_________]	13,500,000,000	Attainment of any 12 of the 16 Goals listed in Chart 2
Total	[_________]

With respect to each Tranche, the Market Capitalization Goal will be met if, and only if, the Six-Month Market Capitalization (as defined in the Award Agreement) and Thirty-Day Market Capitalization (as defined in the Award Agreement) equal or exceed the Market Capitalization Goal set forth next to each Tranche. Any single Operational Goal may only count toward the attainment of the Operational Goal vesting requirements of one Tranche.

The maximum number of shares of Stock outstanding for purposes of determining achievement of the Market Capitalization Goals will be equal to the number of shares of Stock outstanding on the Grant Date, increased by 3% per year, with such maximum number calculated on a daily basis (such maximum number of shares at any given time, the “XSU Maximum”); provided, however, that any shares of Stock issued to Patrick W. Smith, the Company’s Chief Executive Officer (“Mr. Smith”), upon the exercise of the stock options granted to Mr. Smith on February 26, 2018, shall increase the XSU Maximum. Furthermore, the number of shares in the XSU Maximum shall be increased by the value of any Acquisitions as defined in Schedule B with a transaction value in excess of $50,000,000 by taking the transaction value and dividing it by the closing price for the Stock as reported on the NASDAQ Stock Market (or such other exchange on which the Stock is then traded) for that trading day.  Conversely, the number of shares in the XSU Maximum shall be decreased by the value of any Spin-offs as defined in Schedule B with a transaction value in excess of $50,000,000 by taking the transaction value and dividing it by the closing price for the Stock as reported on the NASDAQ Stock Market (or such other exchange on which the Stock is then traded) for that trading day. In the event of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change or event in respect of the Stock, the number of shares in the XSU Maximum shall be adjusted accordingly.

2The Market Capitalization Goals are subject to adjustment as described in Schedule B.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 3

Schedule A - Vesting (Continued)

Chart 2 - Operational Goals3

Operational Goals[4]
Eight Separate Revenue Goals	Eight Separate Adjusted EBITDA Goals
Goal #1, $710,058,227	Goal #9, $125,000,000
Goal #2, $860,058,227	Goal #10, $155,000,000
Goal #3, $1,010,058,227	Goal #11, $175,000,000
Goal #4, $1,210,058,227	Goal #12, $190,000,000
Goal #5, $1,410,058,227	Goal #13, $200,000,000
Goal #6, $1,610,058,227	Goal #14, $210,000,000
Goal #7, $1,810,058,227	Goal #15, $220,000,000
Goal #8, $2,010,058,227	Goal #16, $230,000,000

3The Operational Goals are subject to adjustment as described in Schedule B.
4As set forth in Chart 1, only 12 of the 16 Operational Goals need to be paired with the Market Capitalization Goals for full vesting. The attainment of more than 12 Operational Goals will not result in any additional or enhanced vesting of the XSUs.

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 4

Schedule B - Adjustment of Market Capitalization and Operational Goals for Certain Acquisitions and Spin-Offs

Adjustments for Acquisitions

•
Any Market Capitalization Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity, in each case with a transaction value in excess of $50,000,000, shall be increased by a dollar amount equal to the value of such transaction.

•
Any Revenue Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity, in each case with Target Revenue in excess of $10,000,000, shall be increased by a dollar amount equal to the Target Revenue.

•
Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity, in each case with Target EBITDA in excess of $5,000,000, shall be increased by a dollar amount equal to the Target EBITDA.

Adjustments for Spin-Offs

•
Any Market Capitalization Goals that have not been attained as of the date of the closing of a Company split-up, spin-off or divestiture, in each case with a transaction value in excess of $50,000,000, shall be decreased by a dollar amount equal to the value of such transaction.

•
Any Revenue Goals that have not been attained as of the date of the closing of a Company split-up, spin-off or divestiture involving Spin-Off Revenue in excess of $10,000,000, shall be decreased by a dollar amount equal to the Spin-Off Revenue.

•
Any Adjusted EBITDA Goals that have not been attained as of the date of the closing of a Company split-up, spin-off or divestiture involving Spin-Off EBITDA in excess of $5,000,000, shall be decreased by the dollar amount equal to the Spin-Off EBITDA.

EXPONENTIAL STOCK UNIT AWARD AGREEMENT
This eXponential Stock Unit Award Agreement (this “Agreement”) is between Axon Enterprise, Inc., a Delaware Corporation (the “Company”), and the individual (the “Grantee”) identified in the eXponential Stock Unit Grant Notice (the “Grant Notice”), and is effective as of the date of grant referenced in the Grant Notice (the “Date of Grant”). This Agreement supplements the Grant Notice to which it is attached, and, together with the Grant Notice, constitutes the “eXponential Stock Unit Award Agreement” referenced in the Grant Notice. Capitalized terms used in this Agreement but not otherwise defined herein, shall have the meanings ascribed to them in the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “Plan”).
RECITALS
A.The Company recognizes that the Grantee’s services are valuable to the Company.
B.In recognition of such services and to fully align the Grantee’s interests with those of the Company’s stockholders, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) desires to approve this grant of XSUs.
C.This grant of XSUs is subject to stockholder approval of the Plan at the Company’s 2019 Special Meeting of Stockholders. If such stockholder approval is not obtained, this Agreement and the XSUs granted hereunder shall be void and have no further force or effect.
D.In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 5

AGREEMENT
1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)“Acquired Shares” means the shares of Stock, if any, acquired upon settlement of the XSUs.
(b)“Adjusted EBITDA” means the Company’s net (loss) income attributable to common stockholders before interest expense, interest and other income (such as dividends) earned on investments in marketable securities, (benefit) provision for income taxes, depreciation and amortization, and stock based compensation, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four (4) consecutive fiscal quarters of the Company.
(c)“Board” means the Company’s Board of Directors, as constituted from time to time.
(d)“Compensation Committee” means the Compensation Committee of the Board.
(e)“Compensation Committee Determination Date” shall have the meaning ascribed to it in Section 3(c), below.
(f)“Daily Market Capitalization” means, as of any trading date, the product of: (i) the lesser of (A) the total number of shares of Stock outstanding as of the close of such trading day, as reported by the Company’s transfer agent, and (B) the XSU Maximum, and (ii) the closing price for the Stock as reported on the NASDAQ Stock Market (or such other exchange on which the Stock is then traded) for that trading day.
(g)[ONLY FOR OTE ELECTION EMPLOYEES “Elected On-Target Earnings” is the fixed dollar amount for employee’s annual election into the XSPP as approved by the Company and specified in Employee’s XSPP Award Election and Risk Acknowledgment Form, which is determined through the Grantee’s direct election of a fixed dollar amount per year or through the Grantee’s election of (i) a percentage of 2019 OTE multiplied by (ii) the Grantee’s 2019 OTE (as defined in the Employee’s XSPP Award Election and Risk Acknowledgment Form executed by the Grantee) to determine the Grantee’s annual flat dollar amount commitment. (Example: If the Grantee’s 2019 OTE is $100,000 and the Grantee elected to receive 5% of his or her 2019 OTE in the form of XSUs, the Grantee’s Elected On-Target Earnings during the term of the XSPP equals $5,000 ($100,000 x 5%) per year).
(h)[ONLY FOR EXECUTIVES WITH DOUBLE-TRIGGER ACCELERATION IN AN EMPLOYMENT AGREEMENT “Employment Agreement” shall have the meaning ascribed to it in Section 3(b), below.]
(i)“Expiration Date” means the expiration date referenced in the Grant Notice.
(j)“Goal Attainment Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.
(k) “Holding Period Requirements” shall have the meaning ascribed to it in Section 4, below.
(l) “Market Capitalization” means either the Six-Month Market Capitalization or the Thirty-Day Market Capitalization, both of which must be above the given targets for a Market Capitalization goal to be deemed met.
(m)“Performance-Based Vesting Requirements” shall have the meaning ascribed to it in the Grant Notice.
(n)“Revenue” means the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four (4) consecutive fiscal quarters of the Company.
(o)“SEC” means the U.S. Securities and Exchange Commission.
(p) “Six-Month Market Capitalization” means: (i) the sum of the Daily Market Capitalization of the Company for each trading day during the six (6) calendar month period immediately prior to any selected date for evaluating whether a particular Market Capitalization Goal has been attained, divided by (ii) the number of trading days during such period.
5For example, if the Grantee’s OTE is $100,000 and the Grantee elected to receive 5% of his or her OTE in the form of XSUs, the Grantee’s Elected On-Target Earnings equals $5,000 ($100,000 x 5%).
(q)“Spin-Off EBITDA” means the cumulative adjusted EBITDA (net (loss) income attributable to common stockholders before interest expense, interest and other income (such as dividends) earned on investments in marketable securities, (benefit) provision for income taxes, depreciation and amortization, and stock based compensation) of the spun off entity for the four (4) consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, but only to the extent that such cumulative value is greater than $0, provided

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 6

that if the spun off entity does not have four (4) fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee.
(r)“Spin-Off Revenue” means the cumulative revenue of the spun off entity for the four (4) consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, provided that if the spun off entity does not have four (4) fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee.
(s)“Target EBITDA” means the cumulative adjusted EBITDA (net (loss) income attributable to common stockholders before interest expense, interest and other income (such as dividends) earned on investments in marketable securities, (benefit) provision for income taxes, depreciation and amortization, and stock based compensation) of the relevant target company (or, to the extent applicable, any predecessor to relevant target entity) for the four (4) consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, but only to the extent that such cumulative value is greater than $0, provided that if the relevant target entity does not have four (4) fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee.
(t)“Target Revenue” means the cumulative revenue of the relevant target company (or, to the extent applicable, any predecessor to relevant target entity) for the four (4) consecutive fiscal quarters completed immediately prior to the closing date of the relevant transaction, provided that if the relevant target entity does not have four (4) fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Compensation Committee.
(u)“Thirty-Day Market Capitalization” means: (i) the sum of the Daily Market Capitalization of the Company for each trading day during the thirty (30) calendar day period immediately prior to any selected date for evaluating whether a particular Market Capitalization Goal has been attained, divided by (ii) the number of trading days during such period.
(v)“Vesting Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.
(w)“XSU” shall have the meaning ascribed to it in the Grant Notice.
(x)“XSU Maximum” shall have the meaning ascribed to it in Schedule A of the Grant Notice.
2.Grant of XSU. Subject to the terms of this Agreement, the Company grants to the Grantee the aggregate number of XSUs specified in the Grant Notice effective as of the Date of Grant (but subject to stockholder approval as set forth herein and in the Grant Notice).
3.Vesting of XSU.
(a)General. Subject to the Grantee’s continued employment through the Goal Attainment Date, a particular Tranche shall vest when the Compensation Committee determines that the Performance-Based Vesting Requirements have been met in accordance with terms and conditions set forth in the Grant Notice, Schedule A and this Agreement.
(b)Change in Control. Notwithstanding the foregoing or anything in Schedule A to the contrary, if the Grantee is employed on the date of the closing of a transaction or series of transactions that results in a Change in Control, the Operational Goals and Six-Month and Thirty-Day Market Capitalization Goals will be disregarded for purposes of determining whether any unvested Tranches will vest in connection with such Change in Control. Instead, whether any unvested Tranches vest will depend on the Company’s attainment of the Market Capitalization Goal set forth next to the applicable Tranche in Chart 1 above, except Market Capitalization will be calculated as the product of: (i) the lesser of the total number of shares of Stock outstanding immediately prior to the closing of a transaction or series of transactions that results in a Change in Control or the XSU Maximum; and (ii) the greater of (1) the most recent closing price of the Stock immediately prior to the closing of the Change in Control, or (2) the per share Stock price (plus the per share value of any other consideration) received by the Company’s stockholders in connection with the Change in Control (with such amount determined in good faith by the Compensation Committee in its sole discretion). [ONLY FOR EXECUTIVES WITH DOUBLE-TRIGGER ACCELERATION IN AN EMPLOYMENT AGREEMENT - Notwithstanding anything to the contrary in the Plan or in the Executive Employment Agreement between the Grantee and the Company (the “Employment Agreement”), in the event that the Grantee’s employment is terminated for any reason or the employee resigns for Good Reason (as defined in the Employment Agreement), in either case within ninety (90) days preceding or twelve (12) months following a Change in Control, (A) in addition to any Tranches that vest as a result of the preceding provisions of this Section 3(b), one additional Tranche of XSUs shall vest and become nonforfeitable as of the date of termination or resignation for Good

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 7

Reason6, and (B) all Holding Period Requirements shall automatically be deemed waived upon the date of such termination.]
(c)[OPTION 1 - FOR NON-OTE ELECTION EMPLOYEES Termination of Employment. If the Grantee’s employment is terminated for any reason, any Acquired Shares issued upon vesting of the XSUs shall remain subject to the Holding Period Requirements, subject to the terms and conditions of this Agreement. Any outstanding XSUs that have not vested as of the date of termination of the Grantee’s employment shall remain outstanding until the next date that the Compensation Committee makes a determination as to whether the Performance-Based Vesting Requirements have been met (the “Compensation Committee Determination Date”) and any XSUs for which the Goal Attainment Date occurs prior to the date of termination of the Grantee’s employment shall be deemed vested as of the Compensation Committee Determination Date. Any XSUs that are outstanding and unvested as of the next Compensation Committee Determination Date following the date of termination of employment shall be canceled and forfeited without any consideration as of such date. If one or more Tranches have vested or vest pursuant to this paragraph, the Grantee will retain the Acquired Shares issued upon vesting of such Tranches and such Acquired Shares will remain subject to the Holding Period Requirements, subject to the terms and conditions of this Agreement.]
[OPTION 2 - FOR OTE ELECTION EMPLOYEES Termination of Employment Without Cause. Notwithstanding the foregoing or anything in Schedule A of the Grant Notice to the contrary, any outstanding XSUs that have not vested as of the date of termination of the Grantee’s employment shall remain outstanding until the next date that the Compensation Committee makes a determination as to whether the Performance-Based Vesting Requirements have been met (the “Compensation Committee Determination Date”) and any XSUs for which the Goal Attainment Date occurs prior to the date of termination of the Grantee’s employment shall be deemed vested as of the Compensation Committee Determination Date. Any XSUs that are outstanding and unvested as of the next Compensation Committee Determination Date following the date of termination of employment shall be canceled and forfeited without any consideration as of such date. If one or more Tranches have vested or vest pursuant to this paragraph, the Grantee will retain the Acquired Shares issued upon vesting of such Tranches and such Acquired Shares will remain subject to the Holding Period Requirements, subject to the terms and conditions of this Agreement. If the Grantee’s employment is terminated by the Company without Cause prior to the Goal Attainment Date for any Tranche (i.e., no Tranches have vested as of the Goal Attainment Date), the Company will issue the Grantee a number of shares of Stock equal to (i) (A) the Elected On-Target Earnings, multiplied by (B) the number of years that the Grantee has been employed by the Company beginning on January 1, 2019, up to a maximum of three (3) years7, divided by (ii) the closing price for the Stock as reported on the NASDAQ Stock Market on the Grant Date, subject to the Grantee’s execution and non-revocation of a release of claims in form and substance satisfactory to the Company.]

6For example, if the Grantee’s employment is terminated without Cause or for Good Reason within 90 days preceding or 12 months following Change in Control and no Tranches have vested as of such date, the shares subject to Tranche 1 will become immediately vested and nonforfeitable in connection with such termination of employment. As a separate example, if the Grantee’s employment is terminated without Cause or for Good Reason within 90 days preceding or 12 months following Change in Control and it is determined that Tranche 1 and Tranche 2 will vest after giving effect to the first two sentences of Section 3(b), the shares subject to Tranche 3 will also become vested and nonforfeitable in connection with the such termination of employment irrespective of whether the Market Capitalization Goal set forth next to Tranche 3 in Chart 1 has been attained.

7For example, if the Grantee’s Elected On-Target Earnings is $10,000 and the Grantee’s employment is terminated by the Company without Cause on June 30, 2021, the Grantee would receive shares of Stock with a value of $25,000 ($10,000 Elected On-Target Earnings multiplied by 2.5 years of employment from January 1, 2019 to June 30, 2021) divided by the original Grant Date closing price of the stock and, if the Grantee’s employment is terminated without Cause on February 15, 2025, the Grantee would receive stock with a value of $30,000 ($10,000 Elected On-Target Earnings multiplied by the maximum of 3 years of employment credit) divided by the original Grant Date closing price of the stock.

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(d)[ONLY FOR OTE ELECTION EMPLOYEES Termination of Employment for Cause or Resignation. If the Grantee’s employment is terminated by the Company for Cause or the Grantee terminates his or her employment for any reason (1) if any XSUs have vested and the Acquired Shares issued upon vesting remain subject to the Holding Period Requirements, a number of Acquired Shares equal to one Tranche (less the number of shares sold or withheld to satisfy withholding taxes due in connection with settlement of the Acquired Shares) shall be forfeited without any consideration and (2) any other Acquired Shares shall remain subject to the Holding Period Requirements, subject to the terms and conditions of this Agreement. Except as otherwise provided with respect to one Tranche as set forth above in this Section 3(d), any outstanding XSUs that have not vested as of the date of termination of the Grantee’s employment shall remain outstanding until the next Compensation Committee Determination Date and any XSUs for which the Goal Attainment Date occurs prior to the date of termination of the Grantee’s employment shall be deemed vested as of the Compensation Committee Determination Date. Any XSUs that are outstanding and unvested as of the next Compensation Committee Determination Date following the date of termination of employment shall be canceled and forfeited without any consideration as of such date.]
(e)Death or Disability. In the event that the Grantee’s employment terminates due to the Grantee’s death or Disability, [ONLY FOR OTE ELECTION EMPLOYEES Section 3(d) above shall not apply and] the Holding Period Requirements for any Acquired Shares shall be deemed automatically waived as of the date of termination of the Grantee’s employment. In the event of death, the Company shall consider as vested any additional Tranches that achieve the Goal Attainment Date within 24 months after the Grantee’s death and waive any applicable Holding Period Requirements.
(f)Leave of Absence. Unless otherwise determined by the Compensation Committee, the XSUs shall continue to vest during any period of time in which the Grantee is on an approved leave of absence.
4.[OPTION 1 - FOR NON-OTE EMPLOYEES/<10% OTE EMPLOYEES Nontransferability of XSUs; Holding Period Requirements. The XSUs granted by this Agreement shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution. Except as required to satisfy withholding taxes due in connection with settlement of the Acquired Shares in accordance with Section 14 of the Plan or as otherwise set forth in this Award Agreement, the Grantee shall not sell, transfer, pledge, assign, or otherwise alienate or hypothecate any Acquired Shares at any time prior to the date that is 2.5 years after the Goal Attainment Date for such Acquired Shares (the “Holding Period Requirements”). Notwithstanding the foregoing, the Company’s Chief Executive Officer or Chief Financial Officer, may, in their sole discretion, waive the Holding Period Requirements, or deem a number of XSUs up to one Tranche to be vested, upon the termination of the Grantee’s employment with the Company, unless Grantee is a subject to the reporting and other provisions of Section 16 of the Exchange Act, in which case the Compensation Committee must ratify the decision (but for the avoidance of doubt, no Grantee is permitted to waive the Holding Period Requirements or accelerate the vesting of his or her own Award). In order to carry out the provisions of this Section 4 more effectively, the Company shall hold any Acquired Shares subject to the Holding Period Requirements in escrow together with separate stock powers executed by the Grantee in blank for transfer. The Company shall not dispose of such Acquired Shares except as otherwise provided in this Agreement. [THIS SENTENCE ONLY FOR <10% OTE EMPLOYEES In the event of any forfeiture of the Acquired Shares to the Company pursuant to Section 3(d), the Company is hereby authorized by the Grantee, as the Grantee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Acquired Shares being forfeited and to transfer such Acquired Shares in accordance with the terms hereof.] At such time as any Acquired Shares are no longer subject to the Holding Period Requirements, the Company shall release the shares from escrow. Any dividends paid by the Company during the period during which the Holding Period Requirements apply shall accrue and shall not be paid to the Grantee until and only to the extent the Acquired Shares are no longer subject to the Holding Period Requirements.]

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(a)[OPTION 2 - FOR >10% OTE EMPLOYEES Nontransferability of XSUs; Holding Period Requirements. The XSUs granted by this Agreement shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution. Except as required to satisfy withholding taxes due in connection with settlement of the Acquired Shares in accordance with Section 14 of the Plan or as otherwise set forth in this Award Agreement, upon settlement, the Grantee shall not sell, transfer, pledge, assign, or otherwise alienate or hypothecate any Acquired Shares at any time prior to the date that is 2.5 years after the Goal Attainment Date for such Acquired Shares; furthermore, the Grantee shall not sell, transfer, pledge, assign, or otherwise alienate or hypothecate a number of Acquired Shares equal to one Tranche prior to the Expiration Date (the “Holding Period Requirements”)8. Notwithstanding the foregoing, the Company’s Chief Executive Officer or Chief Financial Officer, may, in their sole discretion waive the Holding Period Requirements, or deem a number of XSUs up to one Tranche to be vested, upon the termination of the Grantee’s employment with the Company, unless Grantee is a subject to the reporting and other provisions of Section 16 of the Exchange Act, in which case the Compensation Committee must ratify the decision (but for the avoidance of doubt, no Grantee is permitted to waive the Holding Period Requirements or accelerate the vesting of his or her own Award). Any dividends paid by the Company during the period during which the Holding Period Requirements apply shall accrue and shall not be paid to the Grantee until and only to the extent the Acquired Shares are no longer subject to the Holding Period Requirements.
(b)In order to carry out the provisions of this Section 4 more effectively, the Company shall hold any Acquired Shares subject to the Holding Period Requirements in escrow together with separate stock powers executed by the Grantee in blank for transfer. The Company shall not dispose of shares held in escrow pursuant to this Section 4(b) except as otherwise provided in this Agreement. In the event of any forfeiture of the Acquired Shares pursuant to Section 3(d), the Company is hereby authorized by the Grantee, as the Grantee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Acquired Shares being forfeited and to transfer such Acquired Shares in accordance with the terms hereof. At such time as any Acquired Shares are no longer subject to the Holding Period Requirements are no longer subject to the forfeiture, as applicable, the Company shall release such shares from escrow.]
5.Continued Employment. Except as otherwise set forth in this Agreement, continued employment through the applicable Goal Attainment Date is a condition to the vesting of the XSUs. Nothing contained in this Agreement or the Plan constitutes a continued employment commitment by the Company or interferes with the right of the Company to increase or decrease the compensation of the Grantee from the rate in existence at any time.
6.Dividend and Voting Rights. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the XSUs or any Acquired Shares until such shares of Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate (or book entry credit or other indicia of ownership).
7.Timing and Manner of Settlement of XSUs.
(a)Settlement of XSUs. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of XSUs that have vested pursuant to this Agreement on such date and, subject to Section 4 above, the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares. The Grantee may satisfy a tax withholding obligation by: (i) directing the Company to withhold shares of Stock to which the Grantee is entitled pursuant to this Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to this Award; or (ii) a broker-assisted “cashless” transaction. The Committee may also permit the Grantee to satisfy his or her tax withholding obligation in any manner permitted under Section 14 of the Plan.
(b)No DCP Elections. The Grantee will not have any right to make any election regarding the time or form of any payment due pursuant to this Agreement. In addition, the Grantee does not have any right to elect to receive cash consideration in lieu of the XSUs awarded to the Grantee pursuant to this Agreement as consideration for the Grantee’s services to the Company.

8The second part of the Holding Period Requirements, which ensure that a number of Acquired Shares equal to one Tranche are held through to the Expiration Date, shall apply to the most recently vested Tranche (e.g., once more than one Tranche has vested, subsequent Tranches shall replace previously vested Tranches for such Holding Period Requirements).

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(c)Payment Treated As Made Upon A Designated Event. If the Company fails to make any payment under this Agreement, either intentionally or unintentionally, within the time period specified in this Section 7, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in Section 7 pursuant to Treasury Regulation Section 1.409A-3(d). In addition, if a payment is not made due to a dispute with respect to such payment, the payment may be delayed in accordance with Treasury Regulation Section 1.409A-3(g).
8.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s Stock contemplated by Section 5.3 of the Plan, the Committee shall make adjustments if appropriate in the number of XSUs subject to this Award and the number and kind of securities that may be issued in respect of this Award.
9.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at Legal@axon.com or its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to be given only when received, but if the Grantee is no longer employed by the Company, such notice shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
10.Plan. The Award and all rights of the Grantee under this Agreement are subject to all of the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan, and this Agreement. The Grantee acknowledges having read and understood the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan and this Agreement that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof. This XSU Award is an unfunded performance-based stock incentive plan and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.
11.Entire Agreement. This Agreement, the Grant Notice and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to the provisions of the Plan.
12.Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable in cash, if any, with respect to the XSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to XSUs, as and when payable hereunder.
13.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
14.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
15.Section 409A This Award Agreement has been drafted with the intent that payments (and the right to payments) under it are exempt from the requirements of Section 409A of the Code. This Agreement shall be interpreted in a manner consistent with such intent. To the extent that any payment or benefit under this Agreement qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Code and is payable upon the Grantee’s termination of employment, then such payments or benefits shall be payable only upon the Grantee’s “Separation from Service. Anything in this Agreement to the contrary notwithstanding, if at the time of the Grantee’s Separation from Service within the meaning of Section 409A of the Code, the Company determines that the Grantee is a Specified Employee, then to the extent any payment or benefit that the Grantee becomes entitled to under this Agreement on account of the Grantee’s Separation from Service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of

Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 11

Section 409A(a)(2)(B)(i) of the Code, such payment shall be payable and such benefit shall be provided no earlier than the date that is the earlier of (A) six (6) months and one day after the Grantee’s separation from service, or (B) the Grantee’s death. The Company makes no representation or warranty and shall have no liability to the Grantee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

SUBJECT TO COMPLETION - PRELIMINARY PROXY CARD DATED DECEMBER 19, 2018

AXON ENTERPRISE, INC.
17800 N. 85TH STREET
SCOTTSDALE, AZ 85255

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John Sample
1234 ANYWHERE STREET
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1 1 1 OF 2

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
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The Board of Directors recommends you vote FOR the following proposal:

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1	Approve the Axon Enterprise, Inc. 2019 Stock Incentive Plan.	☐	☐	☐

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Axon Enterprise, Inc. | 2019 Special Proxy Statement | B - 12